Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION
THE FOLLOWING ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW LIBERTY GLOBAL CLASS A ORDINARY SHARES, THE NEW LIBERTY GLOBAL CLASS C ORDINARY SHARES, THE NEW LILAC CLASS A ORDINARY SHARES OR THE NEW LILAC CLASS C ORDINARY SHARES, EXCEPT ON THE BASIS OF THE INFORMATION IN THE SCHEME DOCUMENT, THE PROSPECTUS AND THE PROXY STATEMENT WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE
FOR IMMEDIATE RELEASE
16 November 2015
Recommended Acquisition
of
Cable & Wireless Communications Plc (“CWC”)
by
Liberty Global plc (“Liberty Global”)
Summary

•
The Liberty Global Directors and the CWC Directors are pleased to announce that they have reached agreement regarding the terms of a recommended acquisition through which Liberty Global will acquire the entire issued and to be issued share capital of CWC.

•
Under the terms of the Transaction, the consideration for CWC will comprise up to approximately 31.7 million Liberty Global Class A Ordinary Shares, 77.5 million Liberty Global Class C Ordinary Shares, 3.6 million LiLAC Class A Ordinary Shares and 8.9 million LiLAC Class C Ordinary Shares. In addition, CWC will pay a special dividend in the amount of 3.00 pence per CWC Share upon closing (the “Special Dividend”).

•
The aggregate consideration under the Transaction, taking into account the Special Dividend, represents a value for CWC’s entire issued and to be issued share capital, as at 13 November 2015, being the last practicable date prior to this announcement, of approximately £3.60 billion,[1] based on 4,438,594,233 CWC Shares in issue and to be issued on 13 November 2015, being the last practicable date prior to the date of this announcement, and the Exchange Rate. The aggregate consideration implies a value of 81.04 pence per CWC Share, representing a premium of approximately 40 per cent. to the Closing Price of 58.00 pence per CWC Share on the 21 October 2015 (being the day immediately prior to the Announcement of a possible

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1
Or a value for CWC’s entire issued and to be issued share capital of approximately £3.64 billion and an implied value per CWC Share of 81.91 pence based on volume weighted average prices of the relevant Liberty Global Shares over the 10-day period ending on and including 13 November 2015, being the last practicable date prior to the date of this announcement, and the Exchange Rate offer by Liberty Global for CWC). The actual value received by each CWC Shareholder will depend upon whether CWC Shareholders elect for the Recommended Offer, the LiLAC Alternative or one of the Dual Share Alternatives (details of which are set out in this announcement) and the relevant price of Liberty Global Shares.

•	CWC Shareholders will be able to elect for one of the following offers:

•	the Recommended Offer, for which the Independent CWC Directors who hold CWC Shares have irrevocably undertaken to elect, and which includes the LiLAC Alternative; or

•	the First Dual Share Alternative, for which CHLLC has irrevocably undertaken to elect; or

•	the Second Dual Share Alternative, for which Clearwater and Brendan Paddick have irrevocably undertaken to elect.

•
The CWC Directors intend unanimously to recommend that CWC Shareholders elect to receive the Recommended Offer. The CWC Directors do not intend to recommend either the First Dual Share Alternative or the Second Dual Share Alternative.

•	Under the Recommended Offer, CWC Shareholders shall be entitled to receive, for each CWC Share:

•	a number of New Liberty Global Class A Ordinary Shares as determined by the Exchange Ratio, such number not to be lower than 0.007921 and not to exceed 0.008301; and

•	a number of New Liberty Global Class C Ordinary Shares as determined by the Exchange Ratio, such number not to be lower than 0.019391 and not to exceed 0.020321.

•
CWC Shareholders who validly elect to receive the Recommended Offer and who are on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date will also be entitled to receive the Special Dividend.

•
If the Exchange Ratio were calculated as at 13 November 2015 (being the last practicable date prior to the date of this announcement), under the Recommended Offer CWC Shareholders would be entitled to 0.008301 New Liberty Global Class A Ordinary Shares and 0.020321 New Liberty Global Class C Ordinary Shares for each CWC Share held by them.

•	On the basis described above, the consideration under the Recommended Offer represents:

•	an indicative value of 86.82 pence[2] per CWC Share, including the Special Dividend;

•	a premium of approximately 18 per cent.[3] to the Closing Price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement);

•
a premium of approximately 50 per cent.[4] to the Closing Price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC),

______________________

2
Or an indicative value of 86.00 pence per CWC Share, including the Special Dividend, based on the closing price of the Liberty Global Ordinary Shares on 13 November 2015, being the last practicable date prior to the date of this announcement.

3
Or a premium of 17 per cent. to the closing price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement), based on the closing price of the Liberty Global Ordinary Shares on such date.

based on:

•
a volume weighted average price of $45.87 per Liberty Global Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•
a volume weighted average price of $43.99 per Liberty Global Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement); and

•	the Exchange Rate.

•
CWC Shareholders who elect for the Recommended Offer will also be able to elect for the LiLAC Alternative under which CWC Shareholders would receive New LiLAC Ordinary Shares in respect of part of their holdings of CWC Shares.

•
Alternatively, CWC Shareholders will be entitled to elect for the First Dual Share Alternative or the Second Dual Share Alternative, under which CWC Shareholders would receive New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares in respect of their entire holdings of CWC Shares.

•	Further details of the Recommended Offer, the LiLAC Alternative, the First Dual Share Alternative and the Second Dual Share Alternative are set out in paragraph 2 of this announcement.

•
It is intended that the Transaction will be implemented by way of a two-step, integrated process comprising a Scheme of Arrangement under Part 26 of the Companies Act followed by a merger by formation of a new company under the Cross Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code.

•
The Acquisition is subject to the Conditions and further terms which are set out in Appendix I to this announcement and which will be set out in the Scheme Document. The Conditions include, but are not limited to, the sanction of the Scheme by the Court, the approval of CWC Shareholders, the approval of Liberty Global Shareholders, and the receipt of certain antitrust and regulatory approvals.

•
Following completion of the Transaction, Liberty Global expects to attribute CWC to the LiLAC Group, with the Liberty Global Group being granted an inter-group interest in the LiLAC Group. As a result, on a pro forma basis, 25.44 per cent. of the shares in the LiLAC Group will be owned by existing LiLAC Group Shareholders, 7.21 per cent. of the shares in the LiLAC Group will be owned by existing CWC Shareholders, and 67.35 per cent. of the shares in the LiLAC Group will be represented by the inter-group interest in favour of the Liberty Global Group. In addition, existing CWC Shareholders will hold approximately:

•	11 per cent. of the total number of Liberty Global Class A Ordinary Shares; and

•	11 per cent. of the total number of Liberty Global Class C Ordinary Shares.
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4
Or a premium of 48 per cent. to the closing price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on the closing price of the Liberty Global Ordinary Shares on 13 November 2015 (being the last practicable date prior to the date of this announcement).

•	Further details of the Recommended Offer, the LiLAC Alternative, the First Dual Share Alternative and the Second Dual Share Alternative are set out in paragraph 2 of this announcement.

•
The Liberty Global Directors believe that the Transaction will deliver significant value for the shareholders of both CWC and Liberty Global. The Liberty Global Directors believe that the premium offered, which includes the opportunity for CWC Shareholders to participate in combined value creation through the Transaction's equity component, represents a highly attractive opportunity for CWC Shareholders.

•
The Independent CWC Directors have considered the Transaction and the terms of the Transaction separately from the Non-independent CWC Directors in order to ensure an appropriately independent consideration of the Transaction in the interests of all CWC Shareholders. The CWC Directors, who have been so advised by Evercore, consider the financial terms of the Recommended Offer to be fair and reasonable. In providing its advice to the CWC Directors, Evercore has taken into account the commercial assessments of the CWC Directors.

•
Accordingly, the CWC Directors intend unanimously to recommend that CWC Shareholders vote in favour of the Scheme at the Court Meeting and the resolution(s) relating to the Acquisition to be proposed at the CWC General Meeting and to elect to receive the Recommended Offer, as the CWC Directors who hold CWC Shares (other than Brendan Paddick as he has irrevocably committed to accept the Second Dual Share Alternative) have irrevocably undertaken to do in respect of their own beneficial holdings of, in total, 16,108,842 CWC Shares, representing, in aggregate, approximately 0.37 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement). Further details of these irrevocable undertakings are set out in Appendix III to this announcement.

•
In addition, Liberty Global has received irrevocable undertakings from CHLLC (an entity controlled by John Malone), Clearwater (entities controlled by John Risley) and Brendan Paddick to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the resolution(s) relating to the Transaction to be proposed at the CWC General Meeting in respect of those CWC Shares owned and/or controlled by those CWC Shareholders. Such CWC Shares amount to, in aggregate, 1,557,529,605 CWC Shares, representing approximately 35.7 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement). Under these irrevocable undertakings, CHLLC has undertaken to elect for the First Dual Share Alternative and Clearwater and Brendan Paddick have undertaken to elect for the Second Dual Share Alternative. Further details of these irrevocable undertakings are set out in Appendix III to this announcement.

•
In addition, Liberty Global has received a non-binding letter of support from Orbis, pursuant to which Orbis has confirmed its intention to vote in favour of the Scheme (or, in the event the Transaction is implemented by way of an Offer, to accept the Offer) in respect of its holding of 406,528,756 CWC Shares, representing approximately 9.3 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement).

•
The issuance of Liberty Global Shares to CWC Shareholders and the acquisition by Liberty Global of CWC Shares from CHLLC, an entity controlled by John Malone, who is Liberty Global’s Chairman, which constitutes a substantial property transaction pursuant to the Companies Act, require approval by the Liberty Global Shareholders. The Liberty Global Directors intend to recommend unanimously (other than in the case of John Malone, who will not vote on the recommendation) that Liberty Global Shareholders vote in favour of the Liberty Global Resolutions to be proposed at the Liberty Global General Meeting which will be convened in connection with the Transaction. It is expected that the Proxy Statement, containing details of the Transaction and notice of the Liberty Global General Meeting, will be filed with the SEC and the Liberty Global General Meeting will be held within 5 months of the date of this announcement, around the same time as the CWC Meetings.

•
CWC has received an irrevocable undertaking from John Malone to vote (or procure the voting) in favour of the Liberty Global Resolutions to be proposed at the Liberty Global General Meeting in respect of those Liberty Global Shares owned and/or controlled by John Malone, John Malone’s spouse and the Malone LG 2013 Charitable Remainder Trust. Such Liberty Global Shares amount to, in aggregate, 1,042,480 Liberty Global Class A Ordinary Shares, 8,677,225 Liberty Global Class B Ordinary Shares, 52,123 LiLAC Class A Ordinary Shares and 433,861 LiLAC Class B Ordinary Shares, representing approximately 24.6 per cent. of the shareholder voting rights of Liberty Global on 13 November 2015 (being the latest practicable date prior to the date of this announcement). Further details of this irrevocable undertaking are set out in Appendix IV to this announcement.

•
The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the CWC General Meeting and the expected timetable of the Transaction, and will specify the actions to be taken by Scheme Shareholders. The Scheme Document will be sent to CWC Shareholders around the same time as the Proxy Statement is sent to Liberty Global Shareholders, which is currently expected to be within 4 months of the date of this announcement.

•
It is currently expected that the Prospectus, containing information about the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares, will be published around the same time as the Scheme Document.

•
CWC and Liberty Global expect the Effective Date to occur in the second quarter of 2016, subject to the satisfaction or, where applicable, waiver of the Conditions and certain further terms set out in Appendix I to this announcement.

•	Commenting on the Transaction, Mike Fries, CEO of Liberty Global said:

“The acquisition of Cable & Wireless represents a watershed moment for our recently created LiLAC platform. It will add significant scale and management depth to our fast-growing operations in Latin America and the Caribbean, while creating a new regional consumer and B2B powerhouse. Upon completion, the combined business will serve 10 million video, data, voice and mobile subscribers, with leading positions across multiple markets.”

“With our long track record of strong operational and financial performance in the region, we are confident that this combination will yield substantial synergies and accelerate our current prospects for the LiLAC Group to low double-digit rebased OCF growth over the medium term. Our high-quality networks and commitment to product innovation will provide the foundation for growth and value creation for both Liberty Global and LiLAC shareholders. Upon closing, the combined LiLAC and CWC businesses will benefit from the broader group's scale and management expertise.”

•	Also commenting on the Transaction, Phil Bentley, CEO of CWC said:
“Since we launched our new strategy two years ago, CWC has transformed itself into a leading regional quad play operator. The disposal of Monaco, the creation of our regional hub in Miami and the recent acquisition of Columbus accelerated our competitive positioning whilst at the same time generating significant value for shareholders and enhanced service levels for our customers.”
“Liberty Global offers scale and world class capabilities and will be an outstanding custodian of our business, both for our people and our customers. The years ahead should bring new opportunities for further success, faster growth and enhanced customer benefits, built on the strong foundation we have created.”
“I would like to take this opportunity to thank all the employees of CWC for their hard work to position our company for success, culminating in the substantial shareholder value creation, announced today.”

This summary should be read in conjunction with, and is subject to, the full text of this announcement (including its Appendices). The Transaction will be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to the full terms and conditions which shall be set out in the Scheme Document, including the sanction of the Scheme by the Court. Appendix II to this announcement contains the sources of information and bases of calculation of certain information contained in this announcement. Appendix III contains a summary of the irrevocable undertakings received by Liberty Global in relation to the Transaction. Appendix IV contains a summary of the irrevocable undertakings received by CWC in connection with the Transaction. Appendix V contains information relating to the Quantified Financial Benefits Statements made in this announcement and the reports of CWC’s reporting accountant and financial advisers. Appendix VI contains definitions of certain expressions used in this announcement.

Enquiries:
Liberty Global
Oskar Nooij	Tel: +1 303 220 4218
Christian Fangmann	Tel: +49 221 84 62 5151
John Rea	Tel: + 1 303 220 4238

Goldman Sachs International (financial adviser to Liberty Global)	Tel: +44 (0) 20 7774 1000
Simon Holden
Macario Prieto

LionTree Advisors LLC (financial adviser to Liberty Global)	Tel: +1 212 644 4200
Aryeh Bourkoff
Ehren Stenzler

StockWell Communications LLP (public relations adviser to Liberty Global)
Tim Burt	Tel: +44 (0) 20 7240 2486
Erik Knettel	Tel: +1 (646) 561 3535

CWC
Kunal Patel	Tel: +44 (0) 20 7315 4083
Mike Gittins	Tel: +44 (0) 20 7315 4184

Evercore Partners International LLP (lead financial adviser and Rule 3 adviser to CWC)	Tel: +44 (0) 20 7653 6000
Bernard Taylor
Julian Oakley

J.P. Morgan Cazenove (financial adviser and corporate broker to CWC)	Tel: +44 (0) 20 7742 4000
David Mayhew
Alex Watkins

Deutsche Bank AG, London Branch (corporate broker to CWC)	Tel: +44 (0) 20 7545 8000
Matt Hall

Maitland (public relations adviser to CWC)	Tel: +44 (0) 20 7379 5151
Neil Bennett
Daniel Yea

Important notices relating to financial advisers
Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Liberty Global and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Liberty Global for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the matters referred to in this announcement.

LionTree Advisors LLC, which is registered as a broker-dealer with the SEC in the United States, is acting exclusively for Liberty Global and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Liberty Global for providing the protections afforded to clients of LionTree Advisors LLC, or for providing advice in connection with the matters referred to in this announcement.
Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting for CWC and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than CWC for providing the protections afforded to clients of Evercore nor for giving advice in connection with the matters referred to in this announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained herein or otherwise.
J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”), is authorised and regulated in the United Kingdom by the Financial Conduct Authority. J.P. Morgan Cazenove is acting as financial adviser exclusively for CWC and no one else in connection with the Transaction and the contents of this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than CWC for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Transaction, the contents of this announcement or any other matters referred to herein.
Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Details about the extent of its authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority, are available on request or from www.db.com/en/content/eu_disclosures.htm.
Deutsche Bank AG, acting through its London branch (“DB”), is acting as corporate broker to CWC and no other person in connection with this announcement or its contents. DB will not be responsible to any person other than CWC for providing any of the protections afforded to clients of DB, nor for providing any advice in relation to any matter referred to herein. Without limiting a person’s liability for fraud, neither DB nor any of its subsidiary undertakings, branches or affiliates nor any of its or their respective directors, officers, representatives, employees, advisers or agents owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of DB in connection with this announcement, any statement contained herein or otherwise.
Further information
This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities of CWC or Liberty Global pursuant to the Transaction in any jurisdiction in contravention of applicable law. The Acquisition is intended to be implemented by way of the Scheme pursuant to the terms of the Scheme Document, which will contain the full terms and conditions of the Transaction, including details of how to vote in respect of the Scheme. The Scheme will be followed by the Merger. Any decision, vote or other response in respect of the Transaction should be made only on the basis of information contained in the Scheme Document. CWC Shareholders are advised to read the formal documentation in relation to the Transaction carefully once it has been despatched.
This announcement does not constitute a prospectus or prospectus-equivalent document.
Overseas jurisdictions
The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom and the ability of CWC Shareholders who are not resident in the United Kingdom to participate in the Transaction may be restricted by laws and/or regulations of those jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their CWC Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. This announcement has been prepared for the purpose of complying with English law, the Code and the Listing Rules of the Financial Conduct Authority and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.
Unless otherwise determined by Liberty Global and CWC or required by the Code and permitted by applicable law and regulation, the Transaction will not be made, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Transaction by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.
The availability of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares under the Transaction to CWC Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are resident. In particular, securities to be issued pursuant to the Transaction have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the securities to be issued pursuant to the Transaction has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, such securities are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).
Therefore, any persons who are subject to the laws and regulations of any jurisdiction other than the United Kingdom or CWC Shareholders who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements in their jurisdiction. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.
None of the securities referred to in this announcement have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in this announcement. Any representation to the contrary is a criminal offence in the United States.
Further details in relation to CWC Shareholders in overseas jurisdictions will be contained in the Scheme Document.
Additional information for CWC Shareholders in the United States
The Transaction relates to the securities of a company organised under the laws of England and Wales and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. This announcement, the Scheme Document and certain other documents relating to the Transaction have been or will be prepared in accordance with the Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Transaction is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the United States tender offer and proxy solicitation rules.
CWC’s financial statements, and all CWC financial information that is included in this announcement or that may be included in the Scheme Document, or any other documents relating to the Transaction, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to financial statements of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles.
The New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares to be issued under the Transaction have not been, and are not expected to be, registered under US Securities Act or under the securities laws of any state or other jurisdiction of the United States. It is expected that the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will be issued pursuant to the Scheme in reliance upon an exemption from the registration requirements of the US Securities Act set forth in Section 3(a)(10) thereof. CWC Shareholders (whether or not US persons) who are or will be affiliates (within the meaning of Rule 144 under the US Securities Act) of Liberty Global prior to, or after, the Effective Date will be subject to certain US transfer restrictions relating to the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares or New LiLAC Class C Ordinary Shares received pursuant to the Scheme. Specifically, Liberty Global Shares delivered to such affiliated CWC Shareholders may not be offered, sold, resold, delivered, distributed or otherwise transferred, directly or indirectly, absent registration under the US Securities Act or an exemption therefrom.
Liberty Global reserves the right, subject to the prior consent of the Panel and in the circumstances described in this announcement, to elect to implement the Transaction by way of an Offer followed by the Merger. Any securities to be issued in connection with an Offer would be expected to be registered under the US Securities Act. In the event that Liberty Global exercises its right to implement the Transaction pursuant to an Offer followed by the Merger or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to any securities that would be issued in the Transaction. IN THIS EVENT, CWC SHAREHOLDERS SHOULD READ THESE DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Liberty Global’s contact for enquiries identified above. If the Transaction is implemented by way of an Offer followed by the Merger, the Offer will be conducted in compliance with the applicable tender offer rules under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder.
In accordance with, and to the extent permitted by, the Code, normal UK market practice and applicable US securities laws, JP Morgan Cazenove and their affiliates will continue to act as exempt principal traders in CWC Shares on the London Stock Exchange and will engage in certain other purchasing activities consistent with their respective normal and usual practice and applicable law, including applicable US securities laws. Any information about any such purchases will be disclosed on a next day basis to the Panel and will be available from any Regulatory Information Service, including the Regulatory News Service on the London Stock Exchange website, www.londonstockexchange.com.
Additional information for Liberty Global Shareholders in the United States
This announcement may be deemed to be solicitation material in respect of the Transaction, including the issuance of the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares. In connection with the foregoing proposed issuance of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares, Liberty Global expects to file the Proxy Statement on Schedule 14A with the SEC. The preliminary Proxy Statement, the definitive Proxy Statement, the registration statement/prospectus, in each case, as applicable, and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by Liberty Global with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Liberty Global’s website, http://www.libertyglobal.com/, or by contacting Liberty Global’s investor relations department in writing at Liberty Global, 12300 Liberty Boulevard, Englewood, Colorado 80112, USA. INVESTORS AND SECURITY HOLDERS OF LIBERTY GLOBAL SHOULD READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT LIBERTY GLOBAL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIBERTY GLOBAL, THE PROPOSED ISSUANCE OF NEW LIBERTY GLOBAL CLASS A ORDINARY SHARES, NEW LIBERTY GLOBAL CLASS C ORDINARY SHARES, NEW LILAC CLASS A ORDINARY SHARES AND NEW LILAC CLASS C ORDINARY SHARES, THE SUBSTANTIAL PROPERTY TRANSACTION WITH LIBERTY GLOBAL’S CHAIRMAN WHO CONTROLS AN ENTITY WHICH IS A CWC SHAREHOLDER, AND THE TRANSACTION.
Liberty Global and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Liberty Global’s shareholders with respect to the Transaction. Information about Liberty Global’s directors and executive officers and their ownership of Liberty Global stock is set forth in Liberty Global’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on 29 April 2015. Information regarding the identity of the potential participants, and their direct and indirect interests in the solicitation, by security holders or otherwise, will be set forth in the Proxy Statement and/or prospectus and other materials to be filed with the SEC in connection with the Transaction and the proposed issuance of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares.
Forward-looking statements
This announcement contains certain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and business of the CWC Group and Liberty Global and certain plans and objectives of Liberty Global with respect to the Combined Group. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are statements of future expectations that are based on current expectations, assumptions and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects” or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations.
Such forward-looking statements involve risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements included in this announcement, including (without limitation): local and global economic and business conditions; market-related risks such as fluctuations in interest rates and exchange rates; the policies and actions of regulatory authorities; the impact of competition, inflation and deflation; the timing impact and other uncertainties of future acquisitions, disposals or combinations within relevant industries (including uncertainties relating to the execution of the Transaction); as well as the impact of tax and other legislation or regulations in the jurisdictions in which Liberty Global and/or the CWC Group operate. Additional factors that could cause actual results to differ materially from such forward-looking statements are set out in Liberty Global’s Annual Report on Form 10-K for the fiscal year ended 31 December 2014 and its subsequent Quarterly Reports on Form 10-Q for the fiscal quarters ended 31 March 2015, 30 June 2015 and 30 September 2015, respectively, and in the annual reports and accounts of CWC for the financial year ended 31 March 2015 and CWC’s interim results for the six months ended 30 September 2015.
Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this announcement. All forward-looking statements in this announcement are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section.
Each forward-looking statement made in this announcement on behalf of Liberty Global or CWC is made as of the date of this announcement based on the opinions and estimates of Liberty Global and CWC, respectively. Each of Liberty Global, CWC and the CWC Group and their respective members, directors, officers, employees, advisers and any person acting on behalf of one or more of them, expressly disclaims any intention or obligation to update or revise any forward-looking or other statements contained in this announcement, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither Liberty Global, CWC, the CWC Group nor their respective members, directors, officers or employees, advisers or any person acting on their behalf, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur.
No forward-looking or other statements have been reviewed by the auditors of Liberty Global or CWC. All subsequent oral or written forward-looking statements attributable to any of Liberty Global, CWC, the CWC Group, or to any of their respective members, directors, officers, advisers or employees or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.
No profit forecasts or estimates
Nothing in this announcement is intended or shall be deemed to be a profit forecast, projection or estimate of the future financial performance of Liberty Global, CWC or the Combined Group and no statement in this announcement should be interpreted to mean that earnings or earnings per share of those persons (where relevant) for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share of those persons (where relevant).

Quantified financial benefits
Statements in the Quantified Financial Benefits Statement relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved may be materially different from those estimated. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this announcement is the responsibility of CWC and the CWC Directors. Neither these statements nor any other statement in this announcement should be construed as a profit forecast or interpreted to mean that the Combined Group’s earnings in the first full year following implementation of the Transaction, or in any subsequent period, would necessarily match or be greater than or be less than those of Liberty Global or CWC for the relevant preceding financial period or any other period.
Disclosure requirements of the Code
Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rounding
Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Information relating to CWC Shareholders
Please be aware that addresses, electronic addresses and certain other information provided by CWC Shareholders, persons with information rights and other relevant persons for the receipt of communications from CWC may be provided to Liberty Global during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.12 of the Code.
Publication on website and availability of hard copies
A copy of this announcement and the display documents required to be published pursuant to Rule 26.1 of the Code will be made available, free of charge and subject to certain restrictions relating to persons in Restricted Jurisdictions, on Liberty Global’s website at http://www.libertyglobal.com/ and CWC’s website at http://www.cwc.com/ by no later than 12 noon (London time) on the Business Day following the date of this announcement. For the avoidance of doubt, the content of such websites are not incorporated into, and do not form part of, this announcement.
Any person who is required to be sent a copy of this announcement under the Code may request a hard copy of this announcement (and any information incorporated by reference in this announcement) by submitting a request in writing to Liberty Global, 12300 Liberty Boulevard, Englewood, Colorado 80112, USA.. A hard copy of this announcement will not be sent unless requested. Any such person may request that all future documents, announcements and information in relation to the Transaction should be sent to them in hard copy form.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION
THE FOLLOWING ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW LIBERTY GLOBAL CLASS A ORDINARY SHARES, THE NEW LIBERTY GLOBAL CLASS C ORDINARY SHARES, THE NEW LILAC CLASS A ORDINARY SHARES OR THE NEW LILAC CLASS C ORDINARY SHARES EXCEPT ON THE BASIS OF THE INFORMATION IN THE SCHEME DOCUMENT, THE PROSPECTUS AND THE PROXY STATEMENT WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE
FOR IMMEDIATE RELEASE
16 November 2015
Recommended Acquisition
of
Cable & Wireless Communications Plc (“CWC”)
by
Liberty Global plc (“Liberty Global”)

1.	Introduction
The Liberty Global Directors and the CWC Directors are pleased to announce that they have reached agreement on the terms of a recommended acquisition through which the entire issued and to be issued ordinary share capital of CWC will be acquired by Liberty Global. It is intended that the Transaction will be effected by means of a two-step, integrated process comprising a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (or by an Offer) followed by a merger by formation of a new company under the Cross-Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code.

2.	The Transaction
Under the terms of the Transaction, which shall be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, Liberty Global will issue, and CWC Shareholders will be entitled to receive up to, in aggregate:

•	31,651,616 New Liberty Global Class A Ordinary Shares;

•	77,488,978 New Liberty Global Class C Ordinary Shares;

•	3,648,524 New LiLAC Class A Ordinary Shares; and

•	8,939,328 New LiLAC Class C Ordinary Shares.
CWC Shareholders will also receive a special dividend of 3 pence per CWC Share (the “Special Dividend”). No other dividend is currently contemplated by CWC to be declared or paid prior to the Scheme Effective Date.

The aggregate consideration under the Transaction, taking into account the Special Dividend, represents a value for CWC’s entire issued and to be issued share capital, as at 13 November 2015, being the last practicable date prior to this Announcement, of approximately £3.60 billion.5 Based on 4,438,594,233 CWC Shares in issue on 13 November 2015, being the last practicable date prior to the date of this Announcement, and the Exchange Rate, the aggregate consideration implies a value of 81.04 pence per CWC Share, representing a premium of approximately 40% to the Closing Price of 58.00 pence per CWC Share on the 21 October 2015 (being the day immediately prior to the Announcement of a possible offer by Liberty Global for CWC). The actual value received by each CWC Shareholder will depend upon whether CWC Shareholders elect for the Recommended Offer, the LiLAC Alternative or one of the Dual Share Alternatives, details of which are set out in this announcement.
Following completion of the Transaction, accounting for the irrevocable undertakings to elect for the Dual Share Alternatives (as described below) and based on the number of CWC Shares and Liberty Global Shares in issue on 13 November 2015 (being the latest practicable date before the date of this announcement), CWC Shareholders will, after giving effect to the attribution, hold approximately:

•	11 per cent. of the total number of Liberty Global Class A Ordinary Shares;

•	11 per cent. of the total number of Liberty Global Class C Ordinary Shares;

•	7 per cent. of the total number of LiLAC Class A Ordinary Shares; and

•	7 per cent. of the total number of LiLAC Class C Ordinary Shares.
The Recommended Offer and the Dual Share Alternatives
Under the terms of the Transaction, which shall be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, CWC Shareholders will be entitled to elect to receive one of the following:

•	the Recommended Offer, for which the Independent CWC Directors who hold CWC Shares have irrevocably undertaken to elect, and which includes the LiLAC Alternative; or

•	the First Dual Share Alternative, for which CHLLC has irrevocably undertaken to elect; or

•	the Second Dual Share Alternative, for which Clearwater and Brendan Paddick have irrevocably undertaken to elect.
In addition to the Recommended Offer and the Dual Share Alternatives, Liberty Global and the CWC Directors have agreed that, upon completion of the Transaction, all CWC Shareholders (irrespective of whether they have validly elected to receive the Recommended Offer or one of the Dual Share Alternatives) on the register at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date shall be entitled to receive the Special Dividend.
The CWC Directors, who have been so advised by Evercore, consider the financial terms of the Recommended Offer to be fair and reasonable and intend unanimously to recommend that CWC Shareholders elect to receive the Recommended Offer. The CWC Directors are not recommending either
______________________

5
Or a value for CWC’s entire issued and to be issued share capital of approximately £3.64 billion and an implied value per CWC Share of 81.91 pence based on volume weighted average prices of the relevant Liberty Global Shares over the 10-day period ending on and including 13 November 2015, being the last practicable date prior to the date of this announcement, and the Exchange Rate of the Dual Share Alternatives to CWC Shareholders. Further details regarding the CWC Directors’ recommendations are set out in paragraph 4 of this announcement.
The Recommended Offer and the Dual Share Alternatives are described below. For the avoidance of doubt, CWC Shareholders will only be entitled to elect to receive one of the Recommended Offer, the First Dual Share Alternative or the Second Dual Share Alternative in respect of their entire holdings of CWC Shares. However, CWC Shareholders who validly elect to receive the Recommended Offer will also be entitled to elect for the LiLAC Alternative in respect of part of or their entire holding of CWC Shares. CWC Shareholders who do not elect for any of the Recommended Offer, the First Dual Share Alternative or the Second Dual Share Alternative shall automatically be entitled to receive the Recommended Offer (with no LiLAC Alternative) in respect of their CWC Shares.
Details and further terms of the Recommended Offer and the Dual Share Alternatives (including the action to take in order to make a valid election for one of them and, if relevant, the LiLAC Alternative, and the deadline for making such elections) will be set out in the Scheme Document.
The Recommended Offer
Under the Recommended Offer, which shall be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, CWC Shareholders shall be entitled to receive, for each CWC Share:

•	a number of New Liberty Global Class A Ordinary Shares as determined by the Exchange Ratio, such number not to be lower than 0.007921 and not to exceed 0.008301; and

•	a number of New Liberty Global Class C Ordinary Shares as determined by the Exchange Ratio, such number not to be lower than 0.019391 and not to exceed 0.020321.
CWC Shareholders who validly elect to receive the Recommended Offer and who are on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date will also be entitled to receive the Special Dividend.
The maximum number of Liberty Global Ordinary Shares that Liberty Global will issue under the Recommended Offer is 23,914,687 New Liberty Global Class A Ordinary Shares and 58,547,554 New Liberty Global Class C Ordinary Shares.
The Recommended Offer will also include a LiLAC Alternative under which CWC Shareholders who elect to receive the Recommended Offer can also elect to receive New LiLAC Ordinary Shares up to their pro rata entitlement (against their holdings of CWC Shares) of the New Liberty Global Ordinary Shares to which they would be entitled under the Recommended Offer, subject to being scaled down as nearly as reasonably practicable pro rata to the size of such elections and elections for either of the Dual Share Alternatives. Further details of the LiLAC Alternative and the Dual Share Alternatives are set out below.
If the Exchange Ratio were calculated as at 13 November 2015 (being the last business day prior to the release of this announcement), under the Recommended Offer CWC Shareholders would be entitled to 0.008301 New Liberty Global Class A Ordinary Shares and 0.020321 New Liberty Global Class C Ordinary Shares for each CWC Share held by them.
As will be further described in the Scheme Document, as at the Exchange Ratio Calculation Time:

•	if the Blended Liberty Share Price is lower than $44.09, the Exchange Ratio will not change, such that, under the Recommended Offer, CWC Shareholders would be entitled to 0.008301

New Liberty Global Class A Ordinary Shares and 0.020321 New Liberty Global Class C Ordinary Shares, for each CWC Share held.

•
if the Blended Liberty Share Price is greater than $44.09 but not more than $44.51, the Exchange Ratio will not change and, accordingly, if the Blended Liberty Share Price increases up to $44.51 at the Exchange Ratio Calculation Time, CWC Shareholders who elect for the Recommended Offer will benefit from such increase. If the Blended Liberty Share Price is $44.51 at the Exchange Ratio Calculation Time, the consideration under the Recommended Offer would represent 86.79 pence per CWC Share (based on the Exchange Rate), including the Special Dividend.

•
if the Blended Liberty Share Price is greater than $44.51 but not more than $46.65, the Exchange Ratio will be calculated such that CWC Shareholders who elect for the Recommended Offer do not benefit from such increase over $44.51 and, accordingly, if the Blended Liberty Share Price is greater than $44.51 but not more than $46.65 at the Exchange Ratio Calculation Time, the consideration under the Recommended Offer would represent 86.79 pence per CWC Share (based on the Exchange Rate), including the Special Dividend.

•
if the Blended Liberty Share Price is greater than $46.65, the Minimum Exchange Ratio (being the Exchange Ratio that will apply if the Blended Liberty Share Price is $46.65 at the Exchange Ratio Calculation Time) will continue to apply and, accordingly, if the Blended Liberty Share Price is greater than $46.65 at the Exchange Ratio Calculation Time, CWC Shareholders who elect for the Recommended Offer would benefit from such increase in the Blended Liberty Share Price above $46.65.

The Exchange Ratio will be calculated and fixed as at the earlier to occur of the following two dates: (a) the Business Day falling seven days prior to the date of the Court Meeting (or, in the event that such date is not a Business Day, the Business Day immediately preceding such date) and, (b) the Business Day in the Exchange Ratio Calculation Period that immediately follows the end of a Relevant CWC Share Trading Period (such date, the “Exchange Ratio Calculation Time”).
Further details of how the Exchange Ratio will be finally determined will be included in the Scheme Document. The sterling amount realisable upon the sale of a New Liberty Global Share at the time such share is delivered to a holder of CWC Shares (or at any subsequent time) will depend upon both the market price of a Liberty Global Share and the relevant US dollar / sterling exchange rate at that time.
As a result of the variable Exchange Ratio referred to above, CWC Shareholders who validly elect to receive the Recommended Offer will not know the exact number of New Liberty Global Ordinary Shares which they will receive until such time as the Exchange Ratio is announced, which will be shortly after the Exchange Ratio Calculation Time
On the basis described above, the consideration under the Recommended Offer represents:

•	an indicative value of 86.82 pence[6] per CWC Share, including the Special Dividend;

•	a premium of approximately 18 per cent[7]. to the Closing Price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable day prior to the date of this announcement);
______________________

6
Or an indicative value of 86.00 pence per CWC Share, including the Special Dividend, based on the closing price of the Liberty Global Ordinary Shares on 13 November 2015, being the last practicable date prior to the date of this announcement.

•
a premium of approximately 50 per cent.[8] to the Closing Price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on:

•
a volume weighted average price of $45.87 per Liberty Global Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the business day before the date of this announcement);

•
a volume weighted average price of $43.99 per Liberty Global Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the business day before the date of this announcement); and

•	the Exchange Rate.
The Independent CWC Directors who hold CWC Shares have irrevocably undertaken to elect for the Recommended Offer.
LiLAC Alternative
As part of the Recommended Offer, Liberty will propose a LiLAC Alternative which will allow CWC Shareholders who are entitled to the Recommended Offer to elect to receive New LiLAC Ordinary Shares by reference to the LiLAC Exchange Ratio up to their pro rata entitlement (against their holdings of CWC Shares) of the New Liberty Global Ordinary Shares to which they would be entitled under the Recommended Offer. Any such election will be subject to being scaled down as nearly as reasonably practicable pro rata to the size of such elections for the LiLAC Alternative and the size of elections made for either of the Dual Share Alternatives.
If any such valid elections for the LiLAC Alternative are made, the entitlement to receive LiLAC Ordinary Shares under the Dual Share Alternatives will be scaled down as nearly as reasonably practicable pro rata to the size of such elections for the LiLAC Alternative and the size of elections made for either of the Dual Share Alternatives, such that those CWC Shareholders electing for the Dual Share Alternatives would receive fewer New LiLAC Ordinary Shares and a greater number of New Liberty Global Ordinary Shares, by reference to the LiLAC Exchange Ratio. The LiLAC Alternative will not be available to shareholders who elect for the First Dual Share Alternative or the Second Dual Share Alternative.
The maximum number of LiLAC Ordinary Shares that Liberty Global will issue under the LiLAC Alternative is 2,368,235 New LiLAC Class A Ordinary Shares and 5,802,464 New LiLAC Class C Ordinary Shares.
As a result of the LiLAC Alternative and the Dual Share Alternatives, the CWC Shareholders who validly elect to receive the Recommended Offer and make a valid election for the LiLAC Alternative (whether prior to or following the Exchange Ratio Calculation Time) will not know the exact number of New
______________________

7
Or a premium of 17 per cent. to the closing price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement), based on the closing price of the Liberty Global Ordinary Shares on such date.

8
Or a premium of 48 per cent. to the closing price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on the closing price of the Liberty Global Ordinary Shares on 13 November 2015 (being the last practicable date prior to the date of this announcement).

Liberty Global Ordinary Shares and New LiLAC Ordinary Shares they will receive until settlement of the Consideration under the Transaction.
CWC Shareholders who elect for the LiLAC Alternative should note that no fractions of New LiLAC Ordinary Shares will be allotted or issued to CWC Shareholders and, accordingly, a CWC Shareholder must hold a minimum of 1,217 CWC Shares in order to receive a New LiLAC Class A Ordinary Share, and a minimum of 497 CWC Shares in order to receive New LiLAC Class C Ordinary Share, in each case under the LiLAC Alternative.
The LiLAC Alternative will not affect the entitlement of CWC Shareholders who do not make an election under the LiLAC Alternative to receive New Liberty Global Ordinary Shares under the Recommended Offer.
Details and further terms of the LiLAC Alternative (including the action to take in order to make a valid election and the deadline for making such election) will be set out in the Scheme Document.
The First Dual Share Alternative
Under the First Dual Share Alternative, which shall be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, CWC Shareholders shall be entitled to receive, for each CWC Share:

•	0.005593 New Liberty Global Class A Ordinary Shares;

•	0.013693 New Liberty Global Class C Ordinary Shares;

•	0.002343 New LiLAC Class A Ordinary Shares; and

•	0.005739 New LiLAC Class C Ordinary Shares,
subject to pro ration and adjustment as a result of valid elections being made by CWC Shareholders under the Recommended Offer for the LiLAC Alternative and the size of valid elections made for the First Dual Share Alternative as set out below.
CWC Shareholders who validly elect to receive the First Dual Share Alternative and who are on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date will also be entitled to receive the Special Dividend.
The maximum number of Liberty Global Shares that Liberty Global will issue under the First Dual Share Alternative is 3,216,545 New Liberty Global Class A Ordinary Shares, 7,874,693 New Liberty Global Class C Ordinary, 1,347,168 New LiLAC Class A Ordinary Shares and 3,300,726 New LiLAC Class C Ordinary Shares.
Accordingly, if valid elections for the First Dual Share Alternative are made by CWC Shareholders holding more than 13 per cent. of CWC’s total issued share capital, the entitlement to receive Liberty Global Ordinary Shares and LiLAC Ordinary Shares under the First Dual Share Alternative will be scaled down as nearly as reasonably practicable pro rata to the holdings of CWC Shares of the CWC Shareholders who make such elections and any such amounts so scaled down will be replaced by pro rata entitlements to Liberty Global Ordinary Shares under the Recommended Offer (excluding the LiLAC Alternative).
Further, under the First Dual Share Alternative, the number of Liberty Global Ordinary Shares and LiLAC Ordinary Shares received for each CWC Share is subject to valid elections being made for the LiLAC Alternative. If such elections are made, then the number of New Liberty Global Class A Ordinary Shares and New Liberty Global Class C Ordinary Shares which CWC Shareholders who validly elect for the First Dual Share Alternative will receive will be increased, and the number of New LiLAC Ordinary Shares issued will be decreased, in each case by reference to the LiLAC Exchange Ratio.
Assuming no valid elections were made for the LiLAC Alternative, the consideration under the First Dual Share Alternative represents:

•	an indicative value of 79.13 pence[9] per CWC Share, including the Special Dividend;

•	a premium of approximately 8 per cent.[10] to the Closing Price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable day prior to the date of this announcement); and

•
a premium of approximately 36 per cent.[11] to the Closing Price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on:

•
a volume weighted average price of $45.87 per Liberty Global Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•
a volume weighted average price of $43.99 per Liberty Global Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•
a volume weighted average price of $37.16 per LiLAC Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•
a volume weighted average price of $36.90 per LiLAC Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement); and

•	the Exchange Rate.
CHLLC, which holds 13 per cent. of CWC’s total issued share capital, has irrevocably undertaken to elect to receive the First Dual Share Alternative.
The Second Dual Share Alternative
Under the Second Dual Share Alternative, which shall be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, CWC Shareholders shall be entitled to receive, for each CWC Share:
______________________

9
Or an indicative value of 78.14 pence per CWC Share, including the Special Dividend, based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on 13 November 2015, being the last practicable date prior to the date of this announcement.

10
Or a premium of 6 per cent. to the closing price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement), based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on such date.

11
Or a premium of 35 per cent. to the closing price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on 13 November 2015 (being the last practicable date prior to the date of this announcement).

•	a number of New Liberty Global Class A Ordinary Shares as determined by the Alternative Exchange Ratio, such number not to be lower than 0.004601 and not to exceed 0.005716;

•	a number of New Liberty Global Class C Ordinary Shares as determined by the Alternative Exchange Ratio, such number not to be lower than 0.011265 and not to exceed 0.013993.

•	0.002343 New LiLAC Class A Ordinary Shares; and

•	0.005739 New LiLAC Class C Ordinary Shares,
subject to pro ration and adjustment as a result of valid elections being made by CWC Shareholders under the Recommended Offer for the LiLAC Alternative and the size of valid elections made for the Second Dual Share Alternative as set out below.
CWC Shareholders who validly elect to receive the Second Dual Share Alternative and who are on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date will also be entitled to receive the Special Dividend.
The maximum number of Liberty Global Shares that Liberty Global will issue under the Second Dual Share Alternative is 5,615,171 New Liberty Global Class A Ordinary Shares, 13,746,973 New Liberty Global Class C Ordinary, 2,301,356 New LiLAC Class A Ordinary Shares and 5,638,602 New LiLAC Class C Ordinary Shares.
Accordingly, if valid elections for the Second Dual Share Alternative are made from CWC Shareholders holding more than 22 per cent. of CWC’s total issued share capital, the entitlement to receive Liberty Global Ordinary Shares and LiLAC Ordinary Shares under the Second Dual Share Alternative will be scaled down as nearly as reasonably practicable pro rata to the holdings of CWC Shares of the CWC Shareholders who make such elections and any such amounts so scaled down will be replaced by pro rata entitlements to Liberty Global Ordinary Shares under the Recommended Offer (excluding the LiLAC Alternative).
Further, under the Second Dual Share Alternative, the number of Liberty Global Ordinary Shares and LiLAC Ordinary Shares received for each CWC Share is subject to valid elections being made for the LiLAC Alternative. If such elections are made, then the number of New Liberty Global Ordinary Shares which CWC Shareholders who validly elect for the Second Dual Share Alternative will receive will be increased, and the number of New LiLAC Ordinary Shares issued will be decreased, in each case by reference to the LiLAC Exchange Ratio.
Assuming no valid elections were made for the LiLAC Alternative, if the Alternative Exchange Ratio were calculated as at 13 November 2015 (being the last business day prior to the release of this announcement), under the Second Dual Share Alternative CWC Shareholders would be entitled to 0.004601 New Liberty Global Class A Ordinary Shares and 0.011265 New Liberty Global Class C Ordinary Shares for each CWC Share held.
As will be further described in the Scheme Document, at the Exchange Ratio Calculation Time:

•
if the Blended Liberty Share Price is lower than $44.09, the Alternative Exchange Ratio will not change, such that, under the Second Dual Share Alternative, CWC Shareholders would be entitled to 0.004601 New Liberty Global Class A Ordinary Shares and 0.011265 New Liberty Global Class C Ordinary Shares, for each CWC Share held.

•
if the Blended Liberty Share Price is greater than $44.09 but not more than $44.51, the Alternative Exchange Ratio will not change and, accordingly, if the Blended Liberty Share Price increases up to $44.51 at the Exchange Ratio Calculation Time, CWC Shareholders who

elect for the Second Dual Share Alternative will benefit from such increase. If the Blended Liberty Share Price is $44.51 at the Exchange Ratio Calculation Time, the consideration under the Second Dual Share Alternative would represent 69.10 pence per CWC Share (based on the Exchange Rate and the 10-day volume weighted average price of a LiLAC Class A Ordinary Share and a LiLAC Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 set out below), including the Special Dividend.

•
if the Blended Liberty Share Price is greater than $44.51 but not more than $46.65, the Alternative Exchange Ratio will be calculated so as to give CWC Shareholders who elect for the Second Dual Share Alternative the benefit of such increase in the Blended Liberty Share Price over $44.51 and, accordingly, if the Blended Liberty Share Price is $46.65 at the Exchange Ratio Calculation Time, the consideration under the Second Dual Share Alternative would represent 83.11 pence per CWC Share (based on the Exchange Rate and the 10-day volume weighted average price of a LiLAC Class A Ordinary Share and a LiLAC Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 set out below), including the Special Dividend.

•
if the Blended Liberty Share Price is greater than $46.65, the Maximum Alternative Exchange Ratio (being the Alternative Exchange Ratio that will apply if the Blended Liberty Share Price is $46.65 at the Exchange Ratio Calculation Time) will apply and, accordingly, if the Blended Liberty Share Price is greater than $46.65 at the Exchange Ratio Calculation Time, CWC Shareholders who elect for the Second Dual Share Alternative would benefit from such increase in the Blended Liberty Share Price above $46.65 on the same basis as CWC Shareholders entitled to receive the Recommended Offer.

The Alternative Exchange Ratio shall be calculated and fixed as at the Exchange Ratio Calculation Time.
Further details regarding the Alternative Exchange Ratio will be included in the Scheme Document.
On the basis described above, the consideration under the Second Dual Share Alternative (including the Special Dividend) represents:

•	an indicative value of 69.12 pence per[12] CWC Share;

•	a discount of approximately 6 per cent.[13] to the Closing Price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement); and

•
a premium of approximately 19 per cent.[14] to the Closing Price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC),

______________________

12
Or an indicative value of 68.22 pence per CWC Share, including the Special Dividend, based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on 13 November 2015, being the last practicable date prior to the date of this announcement.

13
Or a discount of 7 per cent. to the closing price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement), based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on such date.

14
Or a premium of 18 per cent. to the closing price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on 13 November 2015 (being the last practicable date prior to the date of this announcement).

based on:

•
a volume weighted average price of $45.87 per Liberty Global Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•
a volume weighted average price of $43.99 per Liberty Global Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•
a volume weighted average price of $37.16 per LiLAC Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•
a volume weighted average price of $36.90 per LiLAC Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement); and

•	the Exchange Rate.
Clearwater and Brendan Paddick, who, taken together, hold 22 per cent. of CWC’s total issued share capital, have irrevocably undertaken to elect for the Second Dual Share Alternative.
New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares to be issued
The total number of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares to be issued under the terms of the Transaction will be limited to 31,651,616 New Liberty Global Class A Ordinary Shares, 77,488,978 New Liberty Global Class C Ordinary Shares, 3,648,524 New LiLAC Class A Ordinary Shares and 8,939,328 New LiLAC Class C Ordinary Shares. Elections for the LiLAC Alternative and the Dual Share Alternatives will not change the total number of New Liberty Global Ordinary Shares or New LiLAC Ordinary Shares to be issued under the terms of the Transaction.
To the extent that elections under the LiLAC Alternative and either of the Dual Share Alternatives cannot be satisfied in full, they will be scaled down as nearly as reasonably practicable pro rata to the size of such elections as set out above. As a result, CWC Shareholders who make a valid election under the LiLAC Alternative or either of the Dual Share Alternatives (whether prior to or following the Exchange Ratio Calculation Time) will not know the exact number of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares they will receive pursuant to the Transaction until settlement of the Consideration for the Transaction, although an announcement will be made of the approximate extent to which elections under the LiLAC Alternative and the Dual Share Alternatives will be satisfied.
General
Liberty expects the Effective Date to occur in the second quarter of 2016, subject to the satisfaction or waiver of the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document.
The New Liberty Global Class A Ordinary Shares, the New Liberty Global Class C Ordinary Shares, the New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will be issued credited as fully paid and will rank pari passu in all respects with the Liberty Global Ordinary Shares and the LiLAC Ordinary Shares in issue at the time the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares are issued pursuant to the Transaction, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling after the Effective Date.
CWC Shares acquired under the Transaction will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the Effective Date.

3.	Background to and reasons for the Transaction
The Transaction represents an important strategic milestone for Liberty Global, and in particular Liberty Global’s businesses in Latin America and the Caribbean, which are attributed to the LiLAC Group. The combination of CWC with Liberty Global’s LiLAC Group assets, VTR in Chile and Liberty Cablevision in Puerto Rico, will create the leading consumer and B2B communications provider across the Latin America and Caribbean region, with strong market positions, triple- and quadruple-play and B2B upside, underpinned by high-quality broadband, terrestrial and submarine networks.
Liberty Global expects the Transaction will enhance the long-term equity value for both the Liberty Global Group and LiLAC Group Shareholders for the following reasons:

•
Combines high-growth assets in the Latin America and the Caribbean region to form the leading consumer and B2B communications provider, with 10 million video, broadband, fixed and mobile telephony subscription services. This new combination would have generated estimated consolidated revenue of over $3.5 billion and estimated consolidated OCF of $1.4 billion for the twelve months ended 30 September 2015. The combined business is expected to deliver low double-digit rebased OCF growth over the medium term.

•
Adds a powerful B2B Latin American and Caribbean platform to LiLAC, as CWC’s comprehensive product portfolio and extensive terrestrial and submarine network will position LiLAC to capitalise on the growth in the business market throughout the region.

•
Enables continued network investment and product innovation for the benefit of consumers and business customers alike, taking advantage of efficiencies driven from combined scale, and leveraging both companies’ complementary experience in product development and customer-centricity.

•
Offers attractive organic growth opportunities in broadband, pay TV and mobile data; Liberty Global expects to capitalise on the market-leading brands, superior fixed and mobile networks and product leadership of the new combination to take advantage of underlying untapped demand for broadband, pay TV and mobile products and drive customer take-up.

•
Provides significant synergy opportunities; together with the extensive integration that is currently ongoing by CWC with respect to its recent acquisition of Columbus supported by Liberty Global’s proven integration experience, Liberty Global believes there are incremental financial benefits over and above those publicly quantified ($125 million of cost synergies) by CWC, as well as additional synergy opportunities from combining CWC with the LiLAC Group.

•
Creates leading regional platform to capitalise on further M&A opportunities; Liberty Global believes that the combined businesses of the LiLAC Group and CWC will be well-positioned to exploit the fragmented telecom and pay television landscape.

CWC Background
CWC is one of the leading telecoms operators in Panama and the Caribbean, with a leading proposition in 9 out of the 16 broadband markets, and 10 out of the 16 mobile markets in which it operates. The markets in which CWC operates are structurally attractive underpinned by strong macro fundamentals providing for an attractive growth opportunity.
Synergy Opportunity
The ongoing integration between CWC and Columbus, as set out in CWC’s announcement dated 5 November 2015, is expected to generate $125 million of run-rate cost savings and $145 million of one-time capital expenditure synergies by 31 March 2018, as well as material revenue synergies through cross-selling, improvements in the video offering and network quality, and enhancements in the B2B offering. Further details of the synergies are set out in Appendix V to this announcement.
Liberty Global believes that there will be further revenue, cost savings and efficiency opportunities as a result of CWC being part of the Liberty Global platform. Areas of opportunity include savings related to elimination of public company expenses, further corporate and administrative rationalisation of existing LiLAC Group operations with those of CWC, leveraging the combined scale in areas such as content, procurement and product development, and capitalising on the strength of CWC’s terrestrial and submarine network assets and B2B expertise and product portfolio to further drive savings and revenue opportunities in the combined operations.
If the transaction closes, utilisation of CWC’s US and UK deferred tax assets would be restricted and Liberty Global believes that material realisation of the benefits of those assets would be unlikely.

4.	Recommendation by CWC Directors
The CWC Directors have carefully considered the Acquisition and the terms of the Acquisition, and have received financial advice from Evercore in relation to the Acquisition (including in respect of each of the Recommended Offer, the First Dual Share Alternative and the Second Dual Share Alternative). In providing its advice to the CWC Directors, Evercore has taken into account the commercial assessments of the CWC Directors.
The Non-independent CWC Directors are not considered by the CWC Board to be independent directors of CWC as they have been nominated to the CWC Board, following the Columbus Acquisition, by certain of, or, in the case of Brendan Paddick, as one of, the principal vendors of Columbus. The Non-independent CWC Directors include Thad York, who was nominated for appointment by CHLLC, a company ultimately controlled by John Malone.
Clearwater (which is ultimately controlled by John Risley), CHLLC (which is ultimately controlled by John Malone) and Brendan Paddick have each also entered into lock-up and put option agreements with CWC pursuant to which, inter alia, the CWC shares held by Clearwater, CHLLC and Brendan Paddick are subject to certain lock-up arrangements, Clearwater, CHLLC and Brendan Paddick have rights to put certain of those CWC Shares on to CWC at certain times and all of the CWC Shares held by them are to be voted at all shareholder meetings of CWC in line with the recommendation of the Board of

Directors of CWC (subject to certain exceptions, including a resolution to implement a scheme of arrangement in respect of a takeover offer made for CWC that has been recommended by the Board of Directors of CWC).
Accordingly, as part of the CWC Directors’ review of the Acquisition and in order to ensure an appropriately independent consideration of the Acquisition in the interests of all CWC Shareholders, the Independent CWC Directors have also met separately from the Non-independent CWC Directors to consider the Acquisition and the terms of the Acquisition, and to determine whether to recommend the Acquisition to CWC Shareholders.
The CWC Directors, who have been so advised by Evercore, consider the financial terms of the Recommended Offer to be fair and reasonable. In providing its advice to the CWC Directors, Evercore has taken into account the commercial assessments of the CWC Directors.
Accordingly, the CWC Directors intend unanimously to recommend that CWC Shareholders vote in favour of the Scheme at the Court Meeting and the resolution(s) relating to the Transaction to be proposed at the CWC General Meeting and to elect to receive the Recommended Offer.
The CWC Directors (other than the Non-independent CWC Directors) have also irrevocably undertaken to elect to receive the Recommended Offer in respect of their own beneficial holdings of, in total, 16,108,842 CWC Shares, representing, in aggregate, approximately 0.37 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement).
CHLLC has irrevocably undertaken to elect to receive the First Dual Share Alternative in respect of its beneficial holding of 575,096,759 CWC Shares (representing approximately 13.2 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement)) and Clearwater and Brendan Paddick have each irrevocably undertaken to elect to receive the Second Dual Share Alternative in respect of their own beneficial holdings of, in total, 982,432,846 CWC Shares (representing, in aggregate, approximately 22.5 per cent. of the ordinary share capital of CWC in issue on the same date).
Further details of these irrevocable undertakings are set out in Appendix III to this announcement. The CWC Directors are not recommending the First Dual Share Alternative or the Second Dual Share Alternative to CWC Shareholders. In particular, CWC Shareholders should consider whether LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares are a suitable investment for them in light of their own personal circumstances and investment objectives and are strongly recommended to seek their own independent financial, tax and legal advice before deciding whether to elect for either the First Dual Share Alternative or the Second Dual Share Alternative.
CHLLC, Clearwater and Brendan Paddick have determined that, in light of their own personal circumstances and investment objectives, LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares are a suitable investment for them and so have undertaken to elect to receive the First Dual Share Alternative (in the case of CHLLC) and the Second Dual Share Alternative (in the case of Clearwater and Brendan Paddick).
Any decision to elect for the First Dual Share Alternative or the Second Dual Share Alternative should be based on a full consideration of this announcement and the Scheme Document (when published).

5.	Background to and reasons for the CWC Directors’ recommendation
CWC today is a leading quad play operator in the Caribbean and Latin American markets. In the recent past, CWC established an exciting new growth strategy underpinned by identified target actions. These included:

•	new investment capex initiatives such as Project Marlin to accelerate network improvements and drive improved customer service levels

•	the creation of a new regional hub in Miami to emphasise the focus on its core markets

•	divesting assets such as Monaco, which were not consistent with the targeted regional focus, at attractive valuations

•	the acquisition of Columbus which brought additional in-region critical mass, talented new employees, an exciting product set and very significant cost and revenue synergies
The resulting business has moved to swiftly integrate Columbus and deliver the synergy opportunity from that transaction. CWC recently revised its cost synergy forecast upwards to $125m in its recent interim statements. Further details of those cost synergies are set out in Appendix V to this announcement.
CWC has created significant value for shareholders over recent years. The market capitalisation of CWC has grown from approximately £1.1bn on 21 October 2013 to approximately £2.5bn on 21 October 2015, the day before Liberty Global’s interest in CWC became public. The total shareholder return over the last 2 years leading up to this date was approximately 46 per cent. in comparison with approximately 16 per cent. for the FTSE 250 over the same period. Incorporating the headline recommended offer price, CWC’s share price has grown to 86.82 pence, implying a total shareholder return of approximately 119 per cent. since 21 October 2013.
The Board of CWC is confident that the strategy and leadership of CWC would continue to deliver value for CWC shareholders in the years to come, both from the Columbus acquisition and the opportunity to grow further in Latin American markets which the Company is well placed to target. However, the Board believes that the Recommended Offer represents an attractive premium and accelerates the delivery to its shareholders of CWC’s future value potential, as well as providing an exciting future platform for CWC employees.

6.	Recommendation by Liberty Global Directors
As further described in paragraph 19 of this announcement, the issuance of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares to CWC Shareholders requires approval by Liberty Global Shareholders under applicable NASDAQ listing rules. In addition, the acquisition by Liberty Global of CWC Shares from CHLLC, an entity controlled by John Malone, who is Liberty Global’s Chairman, constitutes a substantial property transaction pursuant to the Companies Act and therefore also requires approval by Liberty Global Shareholders.
The Liberty Global Directors consider the issuance of Liberty Global Shares, and the completion of the substantial property transaction, in connection with the Transaction, to be most likely to promote the success of the company for the benefit of the Liberty Global Shareholders as a whole and intend to recommend unanimously (other than in the case of John Malone, who will not vote on the recommendation due to his significant shareholding in CWC) that Liberty Global Shareholders vote in favour of the Liberty Global Resolutions to be proposed at the Liberty Global General Meeting which will be convened in connection with the Transaction.

7.	Conditions
The Acquisition is subject to the Conditions and further terms set out in Appendix I and to be set out in the Scheme Document.
The Conditions in Appendix I to this announcement provide that the Acquisition is conditional on, among other things: (i) the approval by the requisite majorities of CWC Shareholders at the CWC Meetings; (ii) the sanction of the Scheme by the Court and the registration of the Scheme Court Order with the Registrar of Companies; (iii) the Scheme becoming effective no later than the Long Stop Date; (iv) approval by the Liberty Global Shareholders of the Liberty Global Resolutions at the Liberty Global General Meeting; (v) US HSR clearance; (vi) completion of the CWC US Carve-Out or, to the extent required by law or regulation, FCC Regulatory Approval having been obtained (as to which further information is provided in paragraph 8 below); (vii) approval for listing of the New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares on NASDAQ; and (viii) prior to the CWC General Meeting, approval of the Prospectus by the UKLA.
The Acquisition is also conditional on the receipt of additional regulatory approvals in a number of jurisdictions, namely the Bahamas, Barbados, the Cayman Islands, Jamaica, Panama and Trinidad and Tobago.

8.	CWC US Carve-Out
To enable completion of the Acquisition as soon as possible, the CWC FCC Business will be transferred out of the CWC Group in accordance with, the arrangements summarised below.
The CWC FCC Business will be transferred into a newly incorporated CWC Group company, Newco, which will then be transferred, pursuant to the CWC US Carve-out SPA, to a special purpose vehicle New Holdco owned by shareholders then holding a majority of the issued share capital of CWC (“New Holdco Shareholders”).
With effect from completion of the transfer of Newco, Newco will delegate most day-to-day management functions in respect of the CWC FCC Business to certain members of the CWC Group pursuant to a management services agreement (the “MSA”), but will preserve ultimate responsibility and oversight for its operations and compliance with the CWC FCC Licences.
Under the terms of the MSA, CWC Inc. will indemnify Newco and its directors and shareholder (i.e. Newco Holdco) against losses arising as a result a breach of the MSA by CWC Inc., CWC, or another member of the CWC Group. New Holdco will indemnify the directors and shareholders of New Holdco for losses they may suffer as a result of acts or omissions of Newco and, in respect of the New Holdco Shareholders, also for losses arising out of holding shares in New Holdco (and thereby participating in the CWC US Carve-Out). In addition, CWC Ltd will indemnify certain New Holdco Shareholders directly for losses arising out of their holding shares in New Holdco (and thereby participating in the CWC US Carve-out).
Upon receipt of all FCC Regulatory Approval in respect of the CWC FCC Licences, Newco will be transferred back into the CWC Group (or the Combined Group, in the event such FCC Regulatory Approval is obtained after completion of the Acquisition).

FCC Regulatory Approval would be required in respect of the Transaction in the event that the CWC US Carve-Out is not completed or either the CWC US Carve-Out or Columbus US Carve-Out does not remain in effect so that any of the FCC Licences are held by a member of the CWC Group prior to completion of the Transaction. In such circumstances, Liberty Global may seek to invoke the FCC Condition if FCC Regulatory Approval is not received by the Long Stop Date (being, in this case, 16 December 2016).

9.	Information relating to Liberty Global
Information relating to Liberty Global plc
Liberty Global is the largest international cable company with operations in 14 countries. With its customer-focused innovation it delivers products and services that enable its customers to enjoy content and stay connected to their world – wherever and whenever they choose. Liberty Global’s value creation strategy emphasises (i) superior organic growth driven by operational excellence, (ii) opportunistic M&A and (iii) a commitment to equity returns.
Liberty Global’s superior network reaches nearly 53 million homes and it currently provides its 27 million customers with over 57 million video, voice and broadband subscription services (“RGUs”). It has launched mobile services in ten countries, including 4G services in multiple countries, extending its superior connectivity experience beyond the home. As of September 30, 2015, Liberty Global served nearly five million mobile subscribers and offered WiFi service across six million access points. In addition, it offers a complete range of advanced internet, voice and video services to business customers in the vast majority of its countries.
On July 1, 2015, Liberty Global created a tracking stock structure to allow investors to own separate securities intended to track the financial performance of the Liberty Global Group, which is primarily comprised of Liberty Global’s European businesses and the LiLAC Group, which is comprised of Liberty Global’s businesses in Latin America and the Caribbean. Tracking shares are intended by the issuing company to reflect or “track” the economic performance of a particular business or “group,” rather than the economic performance of the company as a whole. The respective groups do not represent a separate legal entity, rather each group represents those businesses, assets and liabilities that have been attributed to that group.
Information relating to the Liberty Global Group
The businesses comprising the Liberty Global Group include the leading cable operators in many of the jurisdictions in which Liberty Global operates, including the UK, the Netherlands, Germany, Switzerland and Belgium. As of 30 September 2015, the Liberty Global Group provided its 26 million unique customers with 53 million subscription services across a footprint of 49 million homes passed in Europe. On a product level, the subscriber base for the Liberty Global Group consisted of 23 million video, 17 million broadband internet and 14 million telephony subscriptions. In addition, the Liberty Global Group provides mobile services to 4.6 million mobile subscribers in Europe.
For the first nine months of 2015, Liberty Global’s European operations generated revenue of $17.0 billion and OCF of $8.1 billion on an annualized basis. The current market capitalisation of the Liberty Global Group is approximately $38 billion, and it has an enterprise value of approximately $81 billion.

Information relating to the LiLAC Group
The LiLAC Group operates the largest cable businesses in terms of the number of subscribers in Chile, through wholly-owned VTR, and in Puerto Rico, through 60%-owned Liberty Cablevision. As of 30 September 2015, the LiLAC Group provided a total of 3.5 million subscription services to 1.7 million unique customers across advanced broadband cable networks passing more than 4 million homes in Chile and Puerto Rico. With strong market shares in each country across video, broadband internet and fixed-line telephony, the LiLAC Group delivered services consisting of 1.3 million video, 1.3 million broadband internet and 0.9 million telephony subscriptions at 30 September 2015. In addition to Liberty Global’s triple-play business, VTR provided mobile voice and data services to 134,000 subscribers at the end of Q3 2015.
Both VTR and Liberty Cablevision have experienced strong financial and operational performance over the last several years. More specifically, in fiscal year 2014, the LiLAC Group produced $1.2 billion (4% rebased growth) and $477 million (16% rebased growth) in revenue and OCF, respectively, and added 130,000 RGUs and 39,000 mobile subscribers during the year. The momentum has carried over into the first nine months of 2015, as the LiLAC Group has grown revenue and OCF on a rebased basis by 6% and 10%, respectively, as compared to the corresponding prior year period. Additionally, the LiLAC Group has expanded its fixed subscriber base through the organic addition of 102,000 and 24,000 fixed subscribers for the 2015 year-to-date and Q3 periods, respectively, as well as through the completion of the acquisition of Choice in Puerto Rico in June 2015, which added 156,000 RGUs and completed our cable consolidation on the island.
Further information about Liberty Global will be included in the Scheme Document.

10.	Information relating to CWC
CWC is a leading provider of telecommunications based services, including mobile, high-speed broadband, traditional and IP-based voice services, and advanced digital video services, as well as wholesale broadband capacity and managed IT services to consumers, businesses, telecommunications carriers and governments in the Caribbean, Latin America and Seychelles. CWC, which is headquartered in London and has a regional operational hub in Miami, Florida, acquired Columbus on 31 March 2015, forming a leading, regionally-focused, integrated telecommunications company capable of delivering quad-play services to residential customers and advanced carrier-grade broadband and managed IT service to corporate and government customers. With over 7,000 employees, CWC is divided into three main divisions: Consumer, Business Solutions and Wholesale Networks.
Consumer
CWC’s Consumer division provides communications and content services to individual consumers and residential customers through a long-established market presence and brands in 18 markets in the Caribbean, Panama and the Seychelles. The Columbus Acquisition is expected to transform CWC into a premium “quad-play” operator with capability in advanced video, high-speed broadband, IP telephony and data-rich mobile services.
Business Solutions
CWC’s Business Solutions division focuses on sales to small, medium and international enterprises and governments in 27 markets. The main products and services offered to business and government customers include voice (fixed and mobile), broadband, enterprise-grade connectivity, data centre, hosting and managed solutions, as well as IT solutions. The basis of CWC’s products and services provided to business and government customers is its ownership of proprietary fibre networks, including “last mile” links to customers, metro fibre rings and international loops that enable CWC to deliver redundant, end-to-end connectivity.
Wholesale Networks
CWC’s Wholesale Networks division sells connectivity and wholesale solutions to carriers and enterprises in 42 “on-net” countries throughout the Latin American and Caribbean region, underpinned by more than 42,000 kilometres of subsea and terrestrial fibre optic cables. Its networks, which provide for the transit of growing traffic across the region and to the high-demand destination of the United States, have been increased by 6,000 kilometres following the recent completion of the commissioning of the Pacific Caribbean Cable System, a cable system in which CWC is a founder consortium member. In addition, CWC provides resiliency and redundancy routing to other carriers and providers that operate or lease infrastructure separately.
For the financial year ended 31 March 2015, CWC generated revenue of $1,753 million, representing an increase of 4 per cent. from the previous financial year, and EBITDA of $585 million, representing a 7 per cent. increase from the financial year ending 31 March 2014. As at 31 March 2015, CWC had total assets of $7,037 million.
Further information about CWC will be included in the Scheme Document.

11.	Management and employees
Liberty Global attaches great importance to the skills and experience of the existing management and employees of the CWC Group. The Combined Group will augment the capabilities of both Liberty and CWC and will offer significant opportunities for employees in a business of greater size and scope and will incorporate the skills and talents present in both companies.
Liberty Global has given assurances to the CWC Directors that, upon and following completion of the Transaction, it intends to fully safeguard the existing employment and pension rights of all of the CWC Group’s management and employees.
Liberty Global is supportive of the ongoing headcount reduction plan introduced by the CWC Group following the Columbus Acquisition and pursuant to which there has been a rationalisation of overlapping headcount in back office, sales and marketing and customer service roles. Liberty Global expects to complete the implementation of this existing plan and may consider a limited number of additional headcount reductions at a management level.

12.	Financing arrangements
Liberty Global has arranged for the following financing arrangements in connection with the Acquisition: (i) an interim credit agreement among LGE Coral Holdco Limited (“Finco”) and The Bank of Nova Scotia, as agent, and the other lenders party thereto (the “Interim Facility Agreement”), providing for a new term loan to be made available to Finco (the “Interim Term Loan”) in a principal amount equal to £140 million for purposes of financing, indirectly, the special dividend payable to CWC Shareholders pursuant to the Transaction; and (ii) a commitment letter among Finco and certain underwriters providing for new senior secured credit facilities (the “New Facilities”), consisting of:

•
a new term loan B1 to be made available to Sable International Finance Limited (“Sable”) and CWC US Co-Borrower, LLC (“CWC Co-Borrower”) in an amount equal to $440 million (the “New Term Loan B1”), for purposes of refinancing the existing $400 million 8.75% senior secured notes due 2020 issued by Sable (the “2020 Notes”) and paying related fees, costs, expenses and other amounts in connection with the Acquisition and the New Facilities (to the extent Sable elects to enter into the New Facilities and draw the New Term Loan B1);

•
a new term loan B2 to be made available to Sable and CWC Co-Borrower in an amount equal to $360 million (the “New Term Loan B2”), for purposes of financing the special dividend payable to CWC Shareholders pursuant to the Transaction (to the extent that the Interim Term Loan has not been drawn for this purpose), and paying related fees, costs, expenses and other amounts in connection with the Acquisition and the New Facilities (to the extent Sable elects to enter into the New Facilities and draw the New Term Loan B2);

•
new revolving credit facilities to be made available to Sable and CWC Co-Borrower in an aggregate principal amount equal to $570 million (the “New Revolving Credit Facilities”), for purposes of refinancing the existing revolving credit facilities entered into by Sable, CWC and certain other subsidiaries of CWC and paying related fees, costs, expenses and other amounts in connection with the Acquisition and the New Facilities (to the extent Sable elects to enter into the New Facilities and draw the New Revolving Credit Facilities); and

•
a new senior unsecured bridge facility to be made available to Sable in an aggregate principal amount equal to $790 million (the “New Senior Unsecured Bridge Facility”), for purposes of financing any Change of Control Offer (as defined below) and paying related fees (including the related change of control premium), costs and expenses (to the extent Sable elects to enter into the New Facilities and draw the New Senior Unsecured Bridge Facility).

In addition to the Interim Facility and the New Facilities described above, Liberty Global intends to use $100 million of the LiLAC Group cash to fund certain fees and expenses to be paid in connection with the Interim Facility Agreement, the New Facilities and the Consent Solicitation (as defined below).
Goldman Sachs International, financial adviser to Liberty Global, is satisfied that sufficient resources are available to Liberty Global to satisfy in full the cash consideration payable to CWC Shareholders pursuant to the Transaction, which consists of payment of the Special Dividend to CWC Shareholders.
In addition to arranging for the Interim Facility Agreement and the New Facilities, Sable intends to launch a consent solicitation (the “Consent Solicitation”) with respect to its $750 million 6.875% senior notes due 2022 (the “2022 Notes”). In the Consent Solicitation, Sable will seek consent from holders of the 2022 Notes (i) to waive the provisions of the indenture governing the 2022 Notes that require Sable to offer to purchase (the “Change of Control Offer”) any or all of the 2022 Notes at 101% of the principal amount thereof as a result of the consummation of the Transaction and (ii) to make certain amendments to the covenants and other provisions of the indenture governing the 2022 Notes. In the event that the Consent Solicitation is successful, then the New Unsecured Bridge Facility is expected to be cancelled and terminated in full. In the event that the Consent Solicitation is unsuccessful, then the New Unsecured Bridge Facility is expected to remain in place and be available to Sable to finance the purchase of any 2022 Notes that are tendered in the Change of Control Offer.

Following the consummation of the Transaction, the target leverage ratio of the CWC Group, taking into account the New Facilities and potential future financing transactions, is expected to be between 4.0x and 5.0x proportionate net debt to proportionate EBITDA. Pro forma for the Transaction, the nominal value of CWC’s consolidated net debt at 30 September 2015 will increase from $2.9 billion to $3.2 billion, and its proportionate net debt will increase from $2.8 billion to $3.1 billion, after giving effect to (i) $800 million of new term loans, (ii) a $31 million repayment of Sable’s revolving credit facility and (iii) the repayment of Sable’s $400 million senior secured notes due 2020. Using CWC’s pro forma consolidated net debt of $3.2 billion at 30 September 2015 and CWC’s consolidated pro forma for Columbus EBITDA of $996 million (including unrealised consolidated synergies of $117 million) for the twelve months ended 30 September 2015, the consolidated leverage ratio would have been 3.3x. Using CWC’s pro forma proportionate net debt of $3.1 billion at 30 September 2015 and CWC’s proportionate pro forma for Columbus EBITDA of $766 million (including unrealised proportionate synergies of $98 million) for the twelve months ended 30 September 2015, the proportionate leverage ratio would have been 4.1x.
Further information on the financing of the Transaction will be set out in the Scheme Document.

13.	New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares
New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares will be ordinary shares in the capital of Liberty Global which will trade on NASDAQ. Each New Liberty Global Class A Ordinary Share and New LiLAC Class A Ordinary Share will have one vote and each New Liberty Global Class C Ordinary Share and New LiLAC Class C Ordinary Share will be non-voting.
Each New Liberty Global Ordinary Share and New LiLAC Ordinary Share will rank equally in the capital of Liberty Global with all other classes of Liberty Global Ordinary Shares and LiLAC Ordinary Shares, respectively, in respect of any dividend declared or in respect of the capital of profits. Dividends may be declared and paid, including dividends consisting of securities of another company, in favour of Liberty Global Ordinary Shares and LiLAC Ordinary Shares in equal or unequal amounts, or only in favour of Liberty Global Ordinary Shares or LiLAC Ordinary Shares. Liberty Global Class A Ordinary Shares and Liberty Global Class B Ordinary Shares form a single voting class with LiLAC Class A Ordinary Shares and LiLAC Class B Ordinary Shares for most ordinary business of Liberty Global.
LiLAC Ordinary Shares are intended to reflect or “track” the separate economic performance of the LiLAC Group. The LiLAC Ordinary Shares do not represent a separate legal entity, rather they represent those businesses, assets and liabilities that have been attributed to the LiLAC Group, including the ‘Liberty Global’ business in Chile and Puerto Rico, including VTR and Liberty Puerto Rico.
Liberty Global Ordinary Shares are intended to reflect or “track” the separate economic performance of all of Liberty Global’s other operations. The Liberty Global Ordinary Shares do not represent a separate legal entity, rather they represent those businesses, assets and liabilities that have not been attributed to the LiLAC Group, including Virgin Media, Unitymedia, UPC Holding BV, Telenet and Ziggo Group Holding.
Following the completion of the Transaction, Liberty Global expects to attribute CWC to the LiLAC Group, with the Liberty Global Group being granted an inter-group interest in the LiLAC Group. As a result, on a pro forma basis, 25.44 per cent. of the LiLAC Ordinary Shares will be owned by existing

LiLAC Group Shareholders, 7.21 per cent. of the LiLAC Ordinary Shares will be owned by existing CWC Shareholders, and 67.35 per cent. of the LiLAC Ordinary Shares will be represented by the inter-group interest in favour of the Liberty Global Group.
Liberty Global will also produce the Prospectus in connection with the issue of the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares. The Prospectus will contain further information relating to Liberty Global, the CWC Group, the Combined Group, the New Liberty Global Class A Ordinary Shares, the New Liberty Global Class C Ordinary Shares, the New LiLAC Class A Ordinary Shares and the New LiLAC Class C Ordinary Shares. It is expected that the Prospectus will be published in the first quarter of 2016.

14.	CWC Share Plans
Participants in any CWC Share Plans will be contacted regarding the effect of the Transaction on their rights under these schemes and provided with further details concerning the proposals which will be made to them in due course. Details of the proposals will be set out in the Scheme Document and in separate letters to be sent to participants in the CWC Share Plans.
The Co-operation Agreement also contains provisions that will apply in respect of the CWC Share Plans.

15.	Dividends
The Liberty Global Directors and the CWC Directors have agreed that, conditional upon the Scheme becoming effective (and as such, subject to completion of the Acquisition), CWC Shareholders on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date will be entitled to receive the Special Dividend.
If any CWC dividend or other distribution is declared, made, announced or paid at any time on or after the date of this announcement and prior to the Effective Date, other than the Special Dividend, or in excess of the Special Dividend, Liberty Global reserves the right to reduce the value implied under the terms of the Acquisition at such date by an amount equal to the excess amount in the case of the Special Dividend, or otherwise by the amount of all or part of any such other dividend (in each case, based on the $/£ exchange rate at the time of such declaration, announcement, making or payment) by reducing the Special Dividend and/or the Consideration.

16.	Disclosure of interests in CWC
Liberty Global made a public Opening Position Disclosure setting out details of its interests or short positions in, or rights to subscribe for, any relevant securities of CWC on 5 November 2015.
Save as set out in Liberty Global’s Opening Position Disclosure, as at the close of business on 13 November 2015 2015 (being the last Business Day prior to the publication of this announcement), none of Liberty Global nor, so far as Liberty Global is aware, any person acting in concert (within the meaning of the Code) with Liberty Global (including the directors of Liberty Global) has:

•
any interest in, or right to subscribe for, any CWC Shares nor does any such person have any short position in CWC Shares, including any short position under a derivative, any agreement to sell, any delivery obligation or right to require another person to purchase or take delivery of CWC Shares; or

•	borrowed or lent any CWC Shares or entered into any financial collateral arrangements relating to CWC Shares.

17.	Irrevocable undertakings
Irrevocable undertakings received by Liberty Global
Liberty Global has received irrevocable undertakings from CHLLC (an entity controlled by John Malone), Clearwater (entities controlled by John Risley) and Brendan Paddick to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the resolution(s) to be proposed at the CWC General Meeting (or, in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of the Offer) in respect of those CWC Shares owned and/or controlled by those CWC Shareholders. Such CWC Shares amount to, in aggregate, 1,557,529,605 CWC Shares, representing approximately 35.7 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement). These irrevocable undertakings will cease to be binding if, among other things: (i) Liberty Global announces (with the consent of the Panel, with respect to CHLLC) that it does not intend to make or proceed with the Acquisition and no new, revised or replacement Scheme (or Offer) is announced in accordance with Rule 2.7 of the Code; or (ii) on the earlier of the Long Stop Date and the date on which the Scheme (or Offer) lapses or is withdrawn and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code.
Under the terms of these irrevocable undertakings, CHLLC has undertaken to elect for the First Dual Share Alternative and Clearwater and Brendan Paddick have each undertaken to elect for the Second Dual Share Alternative.
Liberty Global has received a non-binding letter of support from Orbis, pursuant to which Orbis has confirmed its intention to vote in favour of the Scheme (or, in the event the Transaction is implemented by way of an Offer, to accept the Offer) in respect of its holding of 406,528,756 CWC Shares, representing approximately 9.3 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement).
In addition, Liberty Global has received irrevocable undertakings from each of the CWC Directors (other than John Risley and Brendan Paddick) who beneficially own and/or control CWC Shares to vote (or to procure the voting) in favour of the Scheme at the Court Meeting and the resolution(s) to be proposed at the CWC General Meeting (or, in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of the Offer) in respect of those CWC Shares owned and/or controlled by that CWC Director. Such CWC Shares amount to, in aggregate, 16,108,842 CWC Shares, representing approximately 0.37 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement). These irrevocable undertakings will cease to be binding: (i) if Liberty Global announces that it does not intend to make or proceed with the Transaction and no new, revised or replacement Transaction is announced in accordance with Rule 2.7 of the Code; or (ii) on the earlier of the Long Stop Date and the date on which the Scheme (or Offer) lapses or is withdrawn in accordance with its terms and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code.
The irrevocable undertakings given by the CWC Directors (other than Brendan Paddick) provide that each such CWC Director will elect to take (or procure an election to take) the Recommended Offer.

Further details of these irrevocable undertakings are set out in Appendix III to this announcement.
Irrevocable undertakings received by CWC
CWC has received an irrevocable undertaking from John Malone to vote (or procure the voting) in favour of the Liberty Global Resolutions to be proposed at the Liberty Global General Meeting in respect of those Liberty Global Shares owned and/or controlled by John Malone, John Malone’s spouse and the Malone LG 2013 Charitable Remainder Trust. Such Liberty Global Shares amount to, in aggregate, 1,042,480 Liberty Global Class A Ordinary Shares, 8,677,225 Liberty Global Class B Ordinary Shares, 52,123 LiLAC Class A Ordinary Shares and 433,861 LiLAC Class B Ordinary Shares, representing approximately 24.6 per cent. of the shareholder voting rights of Liberty Global on 13 November 2015 (being the latest practicable date prior to the date of this announcement).
Further details of this irrevocable undertaking are set out in Appendix IV to this announcement.

18.	Description of the Scheme and the Merger
Transaction
It is intended that, once the Conditions have been satisfied or (where applicable) waived, as applicable, the Transaction will be effected by way of a two-step, integrated process. The first step will be the acquisition by Liberty Global of the entire issued and to be issued share capital of CWC by way of a Court-sanctioned scheme of arrangement between CWC and the Scheme Shareholders under Part 26 of the Companies Act. In the second step, following the Scheme becoming effective, pursuant to a merger by formation of a new company under the Cross-Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code, it is intended that CWC and LGE will be dissolved without going into liquidation and each of their assets and liabilities will be transferred to a newly formed English private limited company.
Scheme of Arrangement
The purpose of the Scheme is to provide for Liberty Global to become the owner of the whole of the issued and to be issued share capital of CWC.
Under the Scheme, the Scheme Shares will be transferred to Liberty Global in consideration for which Scheme Shareholders will receive the Consideration.
The Scheme will be subject to the Conditions and further terms and conditions referred to in Appendix I to this announcement and to be set out in the Scheme Document. The Acquisition will lapse if the Scheme does not become effective by the Long Stop Date.
To become effective, the Scheme requires the approval of Scheme Shareholders by the passing of a resolution at the Court Meeting. The resolution must be approved by a majority in number of the Scheme Shareholders present and voting (and entitled to vote), either in person or by proxy, representing not less than 75 per cent. of the Scheme Shares held by such Scheme Shareholders. In addition, special resolution(s) must be passed at the CWC General Meeting, requiring the approval of CWC Shareholders representing at least 75 per cent. of the votes cast at the CWC General Meeting (either in person or by proxy). The CWC General Meeting will be held immediately after the Court Meeting.

The CWC Meetings are currently expected to be held in the first quarter of 2016, around the same time as the Liberty Global General Meeting, as will be set out in the Scheme Document in due course (or such later date as is agreed between Liberty Global and CWC).
Following the CWC Meetings, the Scheme must be sanctioned by the Court. The Scheme will only become effective once a copy of the Scheme Court Order sanctioning the Scheme is delivered to the Registrar of Companies.
Liberty Global may cause the Acquisition to lapse if: (i) the approval of the requisite majorities of Scheme Shareholders at the Court Meeting is not obtained on or before the Long Stop Date; (ii) the approval of the requisite majority of CWC Shareholders to pass the special resolution(s) to be proposed at the CWC General Meeting is not obtained on or before the Long Stop Date; or (iii) following the Scheme being sanctioned by the Court, the Scheme Court Order is not delivered to the Registrar of Companies for registration on or before the 14th day after the Scheme Court Hearing, or such later date as may be agreed by Liberty Global.
Upon the Scheme becoming effective, it will be binding on all CWC Shareholders, irrespective of whether or not they attended or voted at the CWC Meetings (and, if they attended and voted, whether or not they voted in favour). The Consideration will be despatched by Liberty Global to Scheme Shareholders no later than 14 days after the Effective Date and the Special Dividend will also be paid to CWC Shareholders on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date no later than 14 days after the Effective Date. Share certificates in respect of CWC Shares will cease to be valid and entitlements to CWC Shares held within the CREST system will be cancelled.
The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the CWC General Meeting and the expected timetable for the Transaction, and will specify the action to be taken by Scheme Shareholders. It is anticipated that the Scheme Document will be sent to CWC Shareholders around the same time as the Proxy Statement is sent to Liberty Global Shareholders and within four months of the date of this announcement.
Fractions of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will not be allotted or issued to CWC Shareholders. Fractional entitlements to New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will be aggregated and sold in the market as soon as practicable after the Scheme becomes effective and the net proceeds of sale will then be distributed in cash pro rata to persons entitled thereto.
The Scheme will be governed by English law. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the Financial Conduct Authority.
The Scheme is expected to become effective in the second quarter of 2016. An expected timetable of principal events of the Scheme will be included in the Scheme Document.
Merger
Following, and conditional upon, the Scheme becoming effective, Liberty Global intends that CWC and LGE, a wholly-owned subsidiary of Liberty Global will be dissolved without going into liquidation and on dissolution each of their assets and liabilities will be transferred (pursuant to applicable law) to a newly formed wholly-owned subsidiary of Liberty Global.
CWC and LGE would be required to comply with the procedure set out in the Cross-Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code, which include certain prescribed pre-merger steps followed by CWC and LGE each obtaining a certificate of satisfaction of such steps from the Court and a Dutch notary, respectively. The Court would then make an order (on the application of CWC and LGE) approving the completion of the Merger. CWC and LGE expect to agree draft terms of merger for the purpose of the Merger in due course, which would be filed with Companies House at the appropriate time.
On 16 November 2015, Liberty Global delivered a letter to CWC, receipt of which was acknowledged by CWC, describing the steps of the Scheme, the Merger and certain related transactions and the intention for the Scheme and the Merger to constitute a single, integrated transaction that qualifies as a reorganisation for US federal income tax purposes, which is a plan of reorganisation within the meaning of US Treasury Regulation 1.368-2(g) (the “Plan of Reorganisation Letter”).
The Scheme followed by the Merger (or, if applicable, an Offer followed by the Merger) is intended to constitute a single, integrated transaction that qualifies as a reorganisation for US federal income tax purposes with the exchange of stock by US CWC shareholders generally eligible for non-recognition treatment under US tax rules.
The Scheme Document will include full details of the Merger. The Merger will be governed by English law and Dutch law.

19.	Liberty Global Shareholder Approval
The issuance of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares to CWC Shareholders requires approval by the Liberty Global Shareholders under applicable NASDAQ listing rules. The acquisition by Liberty Global of CWC Shares from CHLLC, an entity controlled by John Malone, who is Liberty Global’s Chairman, constitutes a substantial property transaction pursuant to the Companies Act and therefore also requires approval by the Liberty Global Shareholders.
Liberty Global will prepare and send to Liberty Global Shareholders the Proxy Statement summarising the background to and reasons for the Transaction which will include a notice convening the Liberty Global General Meeting. The Transaction is conditional on, among other things, the Liberty Global Resolutions in respect of the matters set out in paragraphs 2(i) and (j) of Appendix I being passed by the requisite majority of Liberty Global Shareholders at the Liberty Global General Meeting (but not, for the avoidance of doubt, any other resolutions which may be proposed at the Liberty Global General Meeting which shall not be conditions to the Transaction).
It is expected that the Proxy Statement will be filed with the SEC and sent to Liberty Global Shareholders at the same time as the Scheme Document is sent to CWC Shareholders and within four months of the date of this announcement. It is anticipated that the Liberty Global General Meeting will be held within five months of the date of this announcement.

20.	Offer related Arrangements
Co-operation Agreement
Liberty Global and CWC have entered into the Co-operation Agreement pursuant to which Liberty Global has agreed to provide its reasonable co-operation to CWC and its advisers, and to use its reasonable endeavours, to satisfy the Conditions as promptly as possible following the date of the Co-operation Agreement and, in any event, by the Long Stop Date.
Each of Liberty Global and CWC has undertaken, among other things, to co-operate with each other and to use reasonable endeavours to provide information and assistance in relation to filings, notifications or submissions to be made in connection with implementing the Transaction and obtaining clearances. In addition, Liberty Global has undertaken to provide assistance in connection with the preparation of the Scheme Document and implementation of the Scheme.
The Co-operation Agreement records Liberty Global’s and CWC’s intention to implement the Transaction by way of the Scheme, subject to the ability of Liberty Global to proceed by way of an Offer in the circumstances described in paragraph 25 of this announcement, followed by the Merger.
By way of compensation for any loss suffered by CWC in connection with the preparation and negotiation of the Transaction and the documents relating to it, Liberty Global has agreed to pay to CWC US$50 million if, on or prior to the Long Stop Date, Liberty Global:

•
without CWC’s consent, withdraws, modifies or qualifies its unanimous (other than in the case of John Malone, who will not vote on the recommendation) and unconditional recommendation that Liberty Global Shareholders vote in favour of the Liberty Global Resolutions (the “Liberty Global Recommendation”); or

•	fails to include the Liberty Global Recommendation in the Proxy Statement when it is transmitted to Liberty Global Shareholders (or announces that it will not do so); or

•
fails to convene the Liberty Global General Meeting prior to the Long Stop Date, provided that the SEC has advised Liberty Global in writing at least 45 days prior to the Long Stop Date that it has completed its review of the Proxy Statement,

(each, a “Liberty Global Adverse Recommendation Change”).
The Co-operation Agreement also contains provisions that will apply in respect of certain employee-related matters.
Liberty Global has the right to terminate the Co-operation Agreement if the Scheme Document (or Offer Document, as the case may be) does not include a unanimous and unconditional recommendation from the CWC Directors of the Scheme (or an Offer, as the case may be); if the recommendation of the CWC Directors is no longer unanimous or is withdrawn, qualified or modified at any time; or where a competing proposal is recommended by the CWC Directors. Each of Liberty Global and CWC has a right to terminate the Co-operation Agreement if Liberty Global makes a Liberty Global Adverse Recommendation Change. The Co-operation Agreement will also be terminated if agreed in writing between the parties; if the Transaction lapses or is withdrawn in accordance with its terms and, where required, with the permission of the Panel; or if the Effective Date (or, in the case of an Offer, the date on which it becomes or is declared unconditional in all respects in accordance with its terms) has not occurred by the Long Stop Date.

Confidentiality agreements
On 18 August 2015, Liberty Global and CWC entered into a mutual confidentiality agreement in a customary form in relation to the Acquisition, pursuant to which they each undertook, among other things and subject to certain exceptions, to keep information relating to one another confidential and not to disclose it to third parties (other than certain permitted persons) unless required by law or regulation. Unless terminated earlier, the confidentiality obligations will remain in force for 18 months from the date of the agreement.
On 22 October 2015, Liberty Global and CWC entered into a clean team confidentiality agreement, pursuant to which they each agreed to limit the disclosure, sharing and use of certain commercially sensitive information to certain directors, officers and employees of Liberty Global and CWC and their respective affiliates.

21.	Dealing arrangements
CHLLC Put Option Deed
On 31 March 2015, in connection with the Columbus Acquisition, CHLLC, an entity controlled by John Malone and a person acting in concert with Liberty Global, entered into a lock-up and put option agreement with CWC (the “CHLLC Put Option Deed”).
Under the terms of the CHLLC Put Option Deed, the CWC Shares held by CHLLC are subject to lock-up arrangements, an exception to which enables CHLLC to either (i) require CWC to purchase for cash up to a certain number of its CWC Shares each year from 2016 to 2019 inclusive (such right of CHLLC each year being a “Put Option” and the maximum number of shares that CHLLC can require CWC to purchase under these agreements each year being the “Relevant Annual Put Shares”); or (ii) sell up to that number of CWC Shares each year from 2016 to 2019 in the market.
Each Put Option is exercisable, in respect of some or all of the Relevant Annual Put Shares to which it relates, in the first 14 days following CWC’s preliminary results announcement in the relevant year.
Other than in respect of the exercise of its Put Option over the Relevant Annual Put Shares and certain other disposals permitted each year, CHLLC is subject to a lock-up in respect of all of its CWC Shares until two months after the exercise window for the Put Options has closed in 2019 (the “Restricted Period”). This lock-up is, however, subject to certain exceptions, including that CHLLC is permitted to accept a general offer in respect of any of its CWC shares made to all CWC Shareholders in accordance with the Code on terms which treat all such holders equally (whether by way of takeover offer, scheme of arrangement or otherwise) and which has been recommended by the CWC Directors.
In addition, under the terms of the CHLLC Put Option Deed, all of the CWC Shares held by CHLLC are to be voted at all shareholder meetings of CWC in line with the recommendation of the CWC Directors until the end of the Restricted Period, other than in relation to any resolutions (i) which, if implemented, would be a breach of or be otherwise inconsistent with the terms of the CHLLC Put Option Deed or the sale and purchase agreement entered into by CWC on 6 November 2014 in relation to the Columbus Acquistion, or (ii) to implement a scheme of arrangement in respect of a takeover offer made for CWC that has been recommended by the CWC Directors.
CWC US Carve-Out Shareholder Arrangement Deeds

On the date of this announcement, each of the New Holdco Shareholders entered into certain shareholder arrangement deeds in respect of the Coral US Carve-out (the “CWC US Carve-Out Shareholder Arrangement Deeds”), pursuant to which each New Holdco Shareholder has agreed to lock-up restrictions which prohibit them from disposing of Coral Shares until the earlier of: (i) the fourth day after the date on which the transfer of Newco to New Holdco pursuant to the US Carve-out SPA is completed; and (ii) the date falling two months after the date of this announcement (subject to certain very limited exceptions).
These lock-up arrangements are required in order to ensure that, upon the transfer of Newco to New Holdco (which is expected to complete approximately 30 days following the date of this announcement), there is no indirect change of control in respect of the Coral FCC Licences.

22.	Delisting and cancellation of trading and re-registration
It is intended that applications will be made to the London Stock Exchange to cancel trading in CWC Shares on the London Stock Exchange’s market for listed securities on or shortly after the Effective Date and to the FCA to cancel the listing of the CWC Shares from the Official List with effect from or shortly after the Effective Date.
Share certificates in respect of the CWC Shares will cease to be valid and should be destroyed on the first Business Day following the Effective Date. In addition, entitlements held within CREST to the CWC Shares will be cancelled on the first Business Day following the Effective Date.
It is Liberty Global’s intention that, following a delisting, CWC will be re-registered as a private limited company.
If the Scheme is sanctioned by the Court, CWC Shares held in treasury will be cancelled prior to the Scheme Record Time.

23.	Overseas Shareholders
The availability of the Transaction, and the distribution of this announcement to persons who are not resident in the United Kingdom, may be affected by the laws of the relevant jurisdiction in which they are located. Such persons should inform themselves of and observe any applicable legal or regulatory requirements of their jurisdiction. CWC Shareholders who are in doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.
This announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. CWC Shareholders are advised to read carefully the Scheme Document, the Prospectus, and the forms of proxy once these have been dispatched.

24.	Documents on display
The following documents will be published by no later than 12 noon on 17 November 2015 on Liberty Global’s website (http://www.libertyglobal.com/) and CWC’s website (http://www.cwc.com/) in accordance with Rule 26.1 and 26.2 of the Code:

•	this announcement;

•	the irrevocable undertakings described in Appendix III and Appendix IV to this announcement;

•	the support letter from Orbis;

•	the Co-operation Agreement;

•	the confidentiality agreements referred to in paragraph 20 of this announcement;

•	the Commitment Letter;

•	the Interim Facility Agreement;

•	the Interim Facility Fee Letter;

•	the Bridge Facilities Fee Letter;

•	the Refinancing Facilities Fee Letter;

•	the CHLLC Put Option Deed; and

•	the agreements pursuant to which the CWC US Carve-Out is to be carried into effect (including the CWC US Carve-Out Shareholder Arrangement Deeds).

25.	General
Liberty Global reserves the right (with the consent of the Panel) to elect in accordance with the Co-operation Agreement to implement the Transaction by way of an Offer as an alternative to the Scheme: (i) with CWC’s consent; (ii) if a third party announces a firm intention to make an offer for all or part of the issued and to be issued share capital of CWC; or (iii) if the CWC Directors withdraw or modify their unanimous and unconditional recommendation of the Scheme. In such an event an Offer will be implemented on the same terms (subject to appropriate amendments and to the terms of the Co-operation Agreement), so far as applicable, as those which would apply to the Scheme.
If the Acquisition is effected by way of an Offer and such Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Liberty Global intends to: (i) apply to the London Stock Exchange and the UK Listing Authority to cancel trading in CWC Shares on the London Stock Exchange’s main market for listed securities and the listing of the CWC Shares from the Official List; and (ii) exercise its right to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily the remaining CWC Shares in respect of which the Offer has not been accepted.

Enquiries:
Liberty Global
Oskar Nooij	Tel: +1 303 220 4218
Christian Fangmann	Tel: +49 221 84 62 5151
John Rea	Tel: + 1 303 220 4238

Goldman Sachs International (financial adviser to Liberty Global)	+44 0 20 7774 1000
Simon Holden
Macario Prieto

LionTree Advisors LLC (financial adviser to Liberty Global)	Tel: +1 212 644 4200
Aryeh Bourkoff
Ehren Stenzler

StockWell Communications LLP (public relations adviser to Liberty Global)
Tim Burt	Tel: +44 (0) 20 7240 2486
Erik Knettel	Tel: +1 (646) 561 3535

CWC
Kunal Patel	Tel: +44 (0) 20 7315 4083
Mike Gittins	Tel: +44 (0) 20 7315 4184

Evercore Partners International LLP (lead financial adviser and Rule 3 adviser to CWC)	Tel: +44 (0) 20 7653 6000
Bernard Taylor
Julian Oakley

J.P. Morgan Cazenove (financial adviser and corporate broker to CWC)	Tel: +44 (0) 20 7742 4000
David Mayhew
Alex Watkins

Deutsche Bank AG, London Branch (corporate broker to CWC)	Tel: +44 (0) 20 7545 8000
Matt Hall

Maitland (public relations adviser to CWC)	Tel: +44 (0) 20 7379 5151
Neil Bennett
Daniel Yea

Important notices relating to financial advisers
Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Liberty Global and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Liberty Global for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the matters referred to in this announcement.
LionTree Advisors LLC, which is registered as a broker-dealer with the SEC in the United States, is acting exclusively for Liberty Global and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Liberty Global for providing the protections afforded to clients of LionTree Advisors LLC, or for providing advice in connection with the matters referred to in this announcement.
Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting for CWC and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than CWC for providing the protections afforded to clients of Evercore nor for giving advice in connection with the matters referred to in this announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained herein or otherwise.
J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”), is authorised and regulated in the United Kingdom by the Financial Conduct Authority. J.P. Morgan Cazenove is acting as financial adviser exclusively for CWC and no one else in connection with the Transaction and the contents of this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than CWC for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Transaction, the contents of this announcement or any other matters referred to herein.
Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Details about the extent of its authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority, are available on request or from www.db.com/en/content/eu_disclosures.htm.
Deutsche Bank AG, acting through its London branch (“DB”), is acting as corporate broker to CWC and no other person in connection with this announcement or its contents. DB will not be responsible to any person other than CWC for providing any of the protections afforded to clients of DB, nor for providing any advice in relation to any matter referred to herein. Without limiting a person’s liability for fraud, neither DB nor any of its subsidiary undertakings, branches or affiliates nor any of its or their respective directors, officers, representatives, employees, advisers or agents owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of DB in connection with this announcement, any statement contained herein or otherwise.
Further information
This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities of CWC or Liberty Global pursuant to the Transaction in any jurisdiction in contravention of applicable law. The Acquisition is intended to be implemented by way of a Scheme pursuant to the terms of the Scheme Document, which will contain the full terms and conditions of the Transaction, including details of how to vote in respect of the Scheme. The Scheme will be followed by the

Merger. Any decision, vote or other response in respect of the Transaction should be made only on the basis of information contained in the Scheme Document. CWC Shareholders are advised to read the formal documentation in relation to the Transaction carefully once it has been despatched.
This announcement does not constitute a prospectus or prospectus-equivalent document.
Overseas jurisdictions
The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom and the ability of CWC Shareholders who are not resident in the United Kingdom to participate in the Transaction may be restricted by laws and/or regulations of those jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their CWC Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. This announcement has been prepared for the purpose of complying with English law, the Code and the Listing Rules of the Financial Conduct Authority and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.
Unless otherwise determined by Liberty Global and CWC or required by the Code and permitted by applicable law and regulation, the Transaction will not be made, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Transaction by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. If the Transaction is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.
The availability of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares under the Transaction to CWC Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are resident. In particular, securities to be issued pursuant to the Transaction have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the securities to be issued pursuant to the Transaction has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, such securities are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).
Therefore, any persons who are subject to the laws and regulations of any jurisdiction other than the United Kingdom or CWC Shareholders who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements in their jurisdiction. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.
None of the securities referred to in this announcement have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in this announcement. Any representation to the contrary is a criminal offence in the United States.
Further details in relation to CWC Shareholders in overseas jurisdictions will be contained in the Scheme Document.
Additional information for CWC Shareholders in the United States
The Transaction relates to the securities of a company organised under the laws of England and Wales and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. This announcement, the Scheme Document and certain other documents relating to the Transaction have been or will be prepared in accordance with the Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Transaction is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the United States tender offer and proxy solicitation rules.
CWC’s financial statements, and all CWC financial information that is included in this announcement or that may be included in the Scheme Document, or any other documents relating to the Transaction, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to financial statements of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles.
The New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares to be issued under the Transaction have not been, and are not expected to be, registered under US Securities Act or under the securities laws of any state or other jurisdiction of the United States. It is expected that the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will be issued pursuant to the Scheme in reliance upon an exemption from the registration requirements of the US Securities Act set forth in Section 3(a)(10) thereof. CWC Shareholders (whether or not US persons) who are or will be affiliates (within the meaning of Rule 144 under the US Securities Act) of Liberty Global prior to, or after, the Effective Date will be subject to certain US transfer restrictions relating to the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares or New LiLAC Class C Ordinary Shares received pursuant to the Scheme. Specifically, Liberty Global Shares delivered to such affiliated CWC Shareholders may not be offered, sold, resold, delivered, distributed or otherwise transferred, directly or indirectly, absent registration under the US Securities Act or an exemption therefrom.
Liberty Global reserves the right, subject to the prior consent of the Panel and in the circumstances described in this announcement, to elect to implement the Transaction by way of an Offer followed by the Merger. Any securities to be issued in connection with an Offer would be expected to be registered under the US Securities Act. In the event that Liberty Global exercises its right to implement the Transaction pursuant to an Offer followed by the Merger or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to any securities that would be issued in the Transaction. IN THIS EVENT, CWC SHAREHOLDERS SHOULD READ THESE DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Liberty Global’s contact for enquiries identified above. If the Transaction is implemented by way of an Offer followed by the Merger, the Offer will be conducted in compliance with the applicable tender offer rules under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder.
In accordance with, and to the extent permitted by, the Code, normal UK market practice and applicable US securities laws, JP Morgan Cazenove and their affiliates will continue to act as exempt principal traders in CWC Shares on the London Stock Exchange and will engage in certain other purchasing activities consistent with their respective normal and usual practice and applicable law, including applicable US securities laws. Any information about any such purchases will be disclosed on a next day basis to the Panel and will be available from any Regulatory Information Service, including the Regulatory News Service on the London Stock Exchange website, www.londonstockexchange.com.
Additional information for Liberty Global Shareholders in the United States
This announcement may be deemed to be solicitation material in respect of the Transaction, including the issuance of the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares. In connection with the foregoing proposed issuance of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares, Liberty Global expects to file the Proxy Statement on Schedule 14A with the SEC. The preliminary Proxy Statement, the definitive Proxy Statement, the registration statement/prospectus, in each case, as applicable, and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by Liberty Global with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Liberty Global’s website, http://www.libertyglobal.com/, or by contacting Liberty Global’s investor relations department in writing at Liberty Global, 12300 Liberty Boulevard, Englewood, Colorado 80112, USA. INVESTORS AND SECURITY HOLDERS OF LIBERTY GLOBAL SHOULD READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT LIBERTY GLOBAL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIBERTY GLOBAL, THE PROPOSED ISSUANCE OF NEW LIBERTY GLOBAL CLASS A ORDINARY SHARES, NEW LIBERTY GLOBAL CLASS C ORDINARY SHARES, NEW LILAC CLASS A ORDINARY SHARES AND NEW LILAC CLASS C ORDINARY SHARES, THE SUBSTANTIAL PROPERTY TRANSACTION WITH LIBERTY GLOBAL’S CHAIRMAN WHO CONTROLS AN ENTITY WHICH IS A CWC SHAREHOLDER, AND THE TRANSACTION.
Liberty Global and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Liberty Global’s shareholders with respect to the Transaction. Information about Liberty Global’s directors and executive officers and their ownership of Liberty Global stock is set forth in Liberty Global’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on 29 April 2015. Information regarding the identity of the potential participants, and their direct and indirect interests in the solicitation, by security holders or otherwise, will be set forth in the Proxy Statement and/or prospectus and other materials to be filed with the SEC in connection with the Transaction and the proposed issuance of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares.
Forward-looking statements
This announcement contains statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and business of the CWC Group and Liberty Global and certain plans and objectives of Liberty Global with respect to the Combined Group. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are statements of future expectations that are based on current expectations, assumptions and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects” or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations.
Such forward-looking statements involve risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements included in this announcement, including (without limitation): local and global economic and business conditions; market-related risks such as fluctuations in interest rates and exchange rates; the policies and actions of regulatory authorities; the impact of competition, inflation and deflation; the timing impact and other uncertainties of future acquisitions, disposals or combinations within relevant industries (including uncertainties relating to the execution of the Transaction); as well as the impact of tax and other legislation or regulations in the jurisdictions in which Liberty Global and/or the CWC Group operate. Additional factors that could cause actual results to differ materially from such forward-looking statements are set out in Liberty Global’s Annual Report on Form 10-K for the fiscal year ended 31 December 2014 and its subsequent Quarterly Reports on Form 10-Q for the fiscal quarters ended 31 March 2015, 30 June 2015 and 30 September 2015, respectively, and in the annual reports and accounts of CWC for the financial year ended 31 March 2015 and CWC’s interim results for the six months ended 30 September 2015.
Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this announcement. All forward-looking statements in this announcement are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section.
Each forward-looking statement made in this announcement on behalf of Liberty Global or CWC is made as of the date of this announcement based on the opinions and estimates of Liberty Global and CWC, respectively. Each of Liberty Global, CWC and the CWC Group and their respective members, directors, officers, employees, advisers and any person acting on behalf of one or more of them, expressly disclaims any intention or obligation to update or revise any forward-looking or other statements contained in this announcement, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither Liberty Global, CWC, the CWC Group nor their respective members, directors, officers or employees, advisers or any person acting on their behalf, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur.
No forward-looking or other statements have been reviewed by the auditors of Liberty Global or CWC. All subsequent oral or written forward-looking statements attributable to any of Liberty Global, CWC, the CWC Group, or to any of their respective members, directors, officers, advisers or employees or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.
No profit forecasts or estimates
Nothing in this announcement is intended or shall be deemed to be a profit forecast, projection or estimate of the future financial performance of Liberty Global, CWC or the Combined Group and no statement in this announcement should be interpreted to mean that earnings or earnings per share of those persons (where relevant) for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share of those persons (where relevant).

Quantified financial benefits
Statements in the Quantified Financial Benefits Statement relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved may be materially different from those estimated. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this announcement is the responsibility of CWC and the CWC Directors. Neither these statements nor any other statement in this announcement should be construed as a profit forecast or interpreted to mean that the Combined Group’s earnings in the first full year following implementation of the Transaction, or in any subsequent period, would necessarily match or be greater than or be less than those of Liberty Global or CWC for the relevant preceding financial period or any other period.
Disclosure requirements of the Code
Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Information relating to CWC Shareholders
Please be aware that addresses, electronic addresses and certain other information provided by CWC Shareholders, persons with information rights and other relevant persons for the receipt of communications from CWC may be provided to Liberty Global during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.12 of the Code.
Publication on website and availability of hard copies
A copy of this announcement and the display documents required to be published pursuant to Rule 26.1 of the Code will be made available, free of charge and subject to certain restrictions relating to persons in Restricted Jurisdictions, on Liberty Global’s website at http://www.libertyglobal.com/ and CWC’s website at http://www.cwc.com/ by no later than 12 noon (London time) on the Business Day following the date of this announcement. For the avoidance of doubt, the content of such websites are not incorporated into, and do not form part of, this announcement.
Any person who is required to be sent a copy of this announcement under the Code may request a hard copy of this announcement (and any information incorporated by reference in this announcement) by submitting a request in writing to Liberty Global, 12300 Liberty Boulevard, Englewood, Colorado 80112, USA.. A hard copy of this announcement will not be sent unless requested. Any such person may request that all future documents, announcements and information in relation to the Transaction should be sent to them in hard copy form.

Appendix I
Conditions and Further Terms of the Transaction
Part A
Part A:     Conditions of the Transaction
The Transaction is conditional upon the Scheme becoming unconditional and becoming effective by no later than the Long Stop Date.

1.	The Scheme is conditional upon:

(a)
approval of the Scheme at the Court Meeting and at any separate class meeting which may be required by the Court (or at any adjournment of any such meeting) by a majority in number representing 75 per cent. or more in value of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy;

(b)
all resolutions required to approve and implement the Scheme as set out in the notice of the CWC General Meeting (including, without limitation, any special resolutions) being duly passed by the requisite majority or majorities required to pass such resolutions at the CWC General Meeting or at any adjournment of that meeting; and

(c)
the sanction of the Scheme by the Court (without modification or with modification on terms acceptable to Liberty Global and CWC) and the delivery of an office copy of the Scheme Court Order to the Registrar of Companies for registration on or before the 14th day after the Scheme Court Hearing (or such later date as may be agreed by Liberty Global).

2.
Subject to Part B of this Appendix I and the requirements of the Panel in accordance with the Code, CWC and Liberty Global have agreed that the Transaction is also conditional upon the following Conditions, and accordingly the necessary actions to make the Scheme effective will not be taken unless the following Conditions (as amended if appropriate) have been satisfied (where capable of satisfaction) and continue to be satisfied pending the commencement of the Scheme Court Hearing or, where relevant, waived:

US Hart-Scott-Rodino clearance

(a)
    all required notifications and filings having been made and all applicable waiting periods (including any extensions thereof) under the HSR Act and the rules and regulations made thereunder having expired or been terminated in each case in respect of the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group;

Bahamas Utilities Regulation and Competition Authority clearance

(b)
to the extent required by law or regulation, the application or notification to the Utilities Regulation and Competition Authority (“URCA”) pursuant to Section 70 of the Communications Act 2009 of the Bahamas, having been made or complied with and the URCA having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Barbados Minister of Telecommunications and Fair Trading Commission clearance

(c)
to the extent required by law or regulation, the application or notification to the Minister of Telecommunications (the “Minister”) pursuant to the Telecommunications Act, Cap. 282B of the Laws of Barbados and/or a filing with the Fair Trading Commission (“FTC”) pursuant to

Section 20 of the Fair Competition Act, Cap. 326C, having been made and the Minister and the FTC, as applicable, having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;
Jamaica Minister for Science, Technology, Energy and Mining and the Jamaica Broadcasting Commission clearance

(d)
to the extent required by law or regulation, the application or notification to the Jamaica Minister for Science, Technology, Energy and Mining (“STEM”) pursuant to Sections 17(2) and 17(3) of the Telecommunications Act of Jamaica, 2000, and with the Broadcasting Commission (the “Commission”) pursuant to Regulation 28 of the Television and Sound Broadcasting Regulations, having been made or complied with and STEM and the Commission having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Trinidad and Tobago Telecommunications Authority clearance

(e)
to the extent required by law or regulation, the application or notification to the Trinidad and Tobago Telecommunications Authority (the “Trinidad and Tobago Authority”), pursuant to the Telecommunications Act 47:31 of the Laws of Trinidad and Tobago, having been made or complied with and the Trinidad and Tobago Authority having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Cayman Islands Information and Communications Technology Authority clearance

(f)
to the extent required by law or regulation, the application or notification to the Cayman Islands Information and Communications Technology Authority (the “Cayman Islands Authority”), pursuant to Section 25(i) of the Information and Communications Technology Authority Law, having been made or complied with and the Cayman Islands Authority having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Panama Autoridad Nacional de los Servicious Publicos clearance

(g)
to the extent required or requested by the Autoridad Nacional de los Servicios Publicos (the “ASEP”), an application or notification having been made and the ASEP having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Federal Communications Commission clearance

(h)	either of the following having occurred:

a.
completion of the CWC US Carve-Out, and the CWC US Carve-Out and the Columbus US Carve-Out remaining in effect so that the CWC FCC Licences and the Columbus FCC Licences are held by Newco and the Columbus Carve-Out Entities, respectively; or

b.
to the extent required by law or regulation, FCC Regulatory Approval having been obtained permitting Liberty Global to become the indirect owner and controller of the CWC FCC Licences and/or Columbus FCC Licences;

Liberty Global Shareholder approval

(i)
    the issuance of the New Liberty Global Ordinary Shares and the New LiLAC Ordinary Shares in connection with the Transaction being duly approved by a majority of those entitled to vote exceeding 50 per cent. of the votes cast, either in person or by proxy, at the Liberty Global General Meeting;

(j)
    the substantial property transaction pursuant to the Companies Act between Liberty Global and CHLLC, being a CWC Shareholder and a company connected (pursuant to the Companies Act) with Liberty Global’s Chairman, arising out of the Transaction being approved by a majority exceeding 50 per cent. of the votes cast, either in person or by proxy, at the Liberty Global General Meeting;

Other third party clearances

(k)
    other than in relation to the competition law and regulatory approvals referred to in paragraphs (a) to (h) above, no central bank, ministry, government or governmental, quasi-governmental (including the European Union), supranational, statutory, administrative, regulatory or investigative body or association, institution, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof), private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any relevant jurisdiction, including, for the avoidance of doubt, the Panel and the FCA (each a “Relevant Authority”) having decided to take, institute or threaten any action, proceeding, suit, investigation, enquiry or reference or enacted, made or proposed and there not continuing to be outstanding any statute, regulation, order or decision that would or might reasonably be expected to (in any case which is material in the context of, and adverse to, the Transaction):

(i)
make the Acquisition or other acquisition of CWC Shares, or control or management of CWC by Liberty Global or any member of the Wider Liberty Global Group void, unenforceable or illegal in any jurisdiction or otherwise directly or indirectly prohibit or otherwise restrain, restrict, delay or interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge or require amendment to the terms of, the Scheme or the Acquisition or other acquisition of any CWC Shares, or control or management of CWC by Liberty Global or any member of the Wider Liberty Global Group;

(ii)
require, prevent or delay the divestiture (or alter the terms of any proposed divestiture) by the Wider Liberty Global Group or the Wider CWC Group of all or any part of their respective businesses, assets or properties or impose any limitation on their ability to conduct all or any part of their respective businesses and to own, control or manage any of their respective assets or properties;

(iii)
impose any limitation on, or result in any delay in, the ability of any member of the Wider Liberty Global Group to acquire or hold or to exercise effectively, directly or indirectly, all or any rights of ownership of shares or loans or securities convertible into shares or other securities (or the equivalent) in, or to exercise management control over, any member of the Wider CWC Group or on the ability of any member of the Wider CWC Group to hold or exercise effectively, directly or indirectly, all or any rights of ownership of shares or other securities (or the equivalent) in, or to exercise management control over, any other member of the Wider CWC Group;

(iv)
require any member of the Wider Liberty Global Group or of the Wider CWC Group to acquire or offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider CWC Group or any member of the Wider Liberty Global Group owned by a third party (other than pursuant to the implementation of the Transaction (and including, for these purposes and without limitation, pursuant to sections 974 to 991 of the Companies Act));

(v)	require, prevent or delay the divestiture by any member of the Wider Liberty Global Group of any shares, securities or other interests in CWC;

(vi)
impose any limitation on, or result in any delay in, the ability of any member of the Wider Liberty Global Group or the Wider CWC Group to integrate or co-ordinate its business, or any part of it, with the businesses or any part of the businesses of any other member of the Wider Liberty Global Group and/or the Wider CWC Group;

(vii)	result in any member of the Wider Liberty Global Group or any member of the Wider CWC Group ceasing to be able to carry on business under any name under which it presently does so; or

(viii)	otherwise adversely affect the business, assets, financial or trading position or profits or prospects of any member of the Wider Liberty Global Group or of the Wider CWC Group,
and all applicable waiting and other time periods (including extensions thereof) during which any such Relevant Authority could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or any other steps under the laws of any jurisdiction in respect of the Acquisition having expired, lapsed or been terminated;

(l)
other than in relation to the competition law and regulatory approvals referred to in paragraphs (a) to (h) above, all material filings, applications and/or notifications in connection with the Acquisition which are necessary having been made and all relevant waiting periods and other time periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated and all applicable statutory or regulatory obligations in any jurisdiction having been complied with in each case in respect of the Scheme and the Acquisition or other acquisition of any shares or other securities in, or control or management of, CWC or any member of the Wider CWC Group by any member of the Wider Liberty Global Group;

(m)
other than in relation to the competition law and regulatory approvals referred to in paragraphs (a) to (h) above, all material Authorisations which are necessary in any jurisdiction for or in respect of the Acquisition and other acquisition of any CWC Shares, or control of CWC, by Liberty Global or any member of the Wider Liberty Global Group being obtained on terms and in a form reasonably satisfactory to Liberty Global from appropriate Relevant Authorities, or from any persons or bodies with whom any member of the Wider CWC Group has entered into contractual arrangements or material business relationships, and such Authorisations, together with all Authorisations necessary for any member of the Wider CWC Group to carry on its business, remaining in full force and effect and all filings necessary for such purpose having been made and no intimation of any intention to revoke, suspend, restrict or modify or not to renew any of the same having been made and all necessary statutory or regulatory obligations in any jurisdiction having been complied with, in each case where the absence of, or terms or form of, any such Authorisation would have a material adverse effect on the Wider CWC Group (taken as a whole);

Listing on NASDAQ and effectiveness of registration

(n)
confirmation having been received by Liberty Global that the New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares have been approved for listing, subject to official notice of issuance, on NASDAQ; and

(o)
in the event that the Transaction is effected by way of an Offer, absent an available exemption from the registration requirements of the US Securities Act, the registration statement having been declared effective by the SEC and no stop order having been issued or proceedings for suspension of the effectiveness of the registration statement having been initiated by the SEC and Liberty Global having received all necessary US state securities law or blue sky authorisations;

Prospectus

(p)
prior to the CWC General Meeting, the Prospectus shall have been approved by the UKLA, and made available to the public in accordance with the Prospectus Rules; and the UKLA shall have given notice on its website that it has received the information referred to in section 87H of the FSMA in relation to the Prospectus;

Confirmation of absence of adverse circumstances

(q)
except as Disclosed, there being no provision of any agreement, arrangement, regulatory authorisation, status licence or other instrument to which any member of the Wider CWC Group is a party, or by or to which any such member or any of its assets is or may be bound, entitled or subject, which, as a result of the implementation of the Acquisition or other acquisition by Liberty Global or any member of the Wider Liberty Global Group of any CWC Shares, or change in the control or management of CWC or otherwise, would or might reasonably be expected to result in (in each case to an extent which is material in the context of the Wider Liberty Global Group or the Wider CWC Group, in either case taken as a whole, or in the context of the Transaction):

(i)
any monies borrowed by or any other indebtedness (actual or contingent) of, or any grant available to, any such member of the Wider CWC Group becoming repayable, or capable of being declared repayable, immediately or earlier than the stated maturity date or repayment date or the ability of such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)
the creation or enforcement of any mortgage, charge or other security interest over the whole or any material part of the business, property or assets of any such member of the Wider CWC Group or any such mortgage, charge or other security interest (whenever arising or having arisen) becoming enforceable;

(iii)
any assets or interest of any such member of the Wider CWC Group being or falling to be disposed of or ceasing to be available to any member of the Wider CWC Group or any right arising under which any such asset or interest could be required to be disposed of or could cease to be available to any member of the Wider CWC Group, in each case otherwise than in the ordinary and usual course of business consistent with past practice;

(iv)
the interest or business of any such member of the Wider CWC Group in or with any other person, firm or company (or any agreements or arrangements relating to such interest or business) being terminated or adversely modified or affected;

(v)	any such member of the Wider CWC Group ceasing to be able to carry on business under any name under which it presently does so;

(vi)	the value of any such member of the Wider CWC Group or its financial or trading position or prospects being prejudiced or adversely affected;

(vii)
any such agreement, arrangement, regulatory authorisation, status, permission, licence or other instrument being terminated or adversely modified or any onerous obligation arising or any adverse action being taken or arising thereunder;

(viii)	the creation of any material liabilities (actual or contingent) by any such member of the Wider CWC Group; or

(ix)	any requirement on any such member to acquire, subscribe, pay up or repay any shares or other securities, and no event having occurred which, under any provision of any agreement, arrangement, licence or other instrument to which any member of the Wider CWC Group is a party or by or to which any such member or any of its assets may be bound or be subject, would reasonably be expected to result in any events or circumstances as are referred to in this paragraph (q) (in each case, to an extent which is material in the context of the Wider CWC Group taken as a whole);
No material transactions, claims or changes in the conduct of the business of the CWC Group

(r)	except as Disclosed, no member of the Wider CWC Group having, since (but not including) 31 March 2015:

(i)
issued or agreed to issue or authorised the issue of additional shares of any class, or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible or exchangeable securities or transferred or sold (or agreed to transfer or sell) any shares out of treasury (except, where relevant (a) as between CWC and its wholly owned subsidiaries or between its wholly owned subsidiaries, or (b) upon, pursuant to or in respect of the exercise of any options or vesting of any awards granted under the CWC Share Plans);

(ii)
other than to another member of the Wider CWC Group or as provided for in this announcement, recommended, declared, paid or made or resolved to recommend, declare, pay or make any bonus, dividend or other distribution, whether payable in cash or otherwise;

(iii)
implemented or authorised any merger or demerger or (except for (a) transactions between CWC and its wholly-owned subsidiaries, or between its wholly-owned subsidiaries; (b) transactions entered into by members of the Wider CWC Group in connection with the implementation of the Transaction; (c) transactions entered into by members of the Wider CWC Group concerning the transfer of certain US licensed entities in connection with the Columbus Acquisition; and (d) transactions in the ordinary and usual course of business consistent with past practice) acquired or disposed of or transferred, mortgaged or charged, or created any other security interest over, any asset or any right, title or interest in any asset or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest (in each case to an extent which is material in the context of the Wider CWC Group taken as a whole);

(iv)
save for intra-CWC Group transactions or in the ordinary and usual course of business consistent with past practice, entered into, or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of businesses or corporate entities (in each case which is material in the context of the Wider CWC Group taken as a whole);

(v)
other than pursuant to the Transaction, implemented or authorised any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement with a substantially equivalent effect in respect of itself or another member of the Wider CWC Group (in each case to an extent which is material in the context of the Wider CWC Group taken as a whole);

(vi)
entered into, changed to a material extent the terms of, terminated, or given notice to terminate any service contract with any director or senior executive of the Wider CWC Group, other than as agreed to by the Panel or Liberty Global;

(vii)
purchased, redeemed or repaid any of its own shares or other securities or reduced or, save in respect of the matters referenced in sub-paragraph (i) above, made or authorised any other change in its share capital;

(viii)
save for (a) intra-CWC Group transactions; and (b) matters undertaken in the ordinary and usual course of business consistent with past practice, made or authorised any change in its loan capital or issued or authorised the issue of any debentures or incurred or increased any indebtedness or contingent liability;

(ix)
entered into, varied or terminated, or authorised the entry into, variation or termination of, any contract, transaction, commitment or arrangement (whether in respect of capital expenditure, real estate or otherwise) which is outside the ordinary and usual course of business consistent with past practice or which is of a long term, onerous or unusual nature or magnitude or which involves, or might reasonably be expected to involve, an obligation of a nature or magnitude which is materially restrictive on the business of the Wider CWC Group taken as a whole (in each case to the extent which is material in the context of the Wider CWC Group taken as a whole);

(x)
been unable or deemed unable, or admitted in writing that it is unable, to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business (in each case where any of the foregoing is material in the context of the Wider CWC Group taken as a whole);

(xi)
commenced negotiations with any of its creditors or taken any step with a view to rescheduling or restructuring any of its indebtedness or entered into a composition, compromise, assignment or arrangement with any of its creditors whether by way of a voluntary arrangement, scheme of arrangement, deed of compromise or otherwise (in each case where the relevant matter is material in the context of the Wider CWC Group taken as a whole);

(xii)
(other than in respect of a member of the Wider CWC Group which is dormant and solvent at the relevant time) taken any corporate action or had any legal proceedings started, served or threatened against it or any documents filed or faxed in court for its winding-up (voluntary or otherwise), dissolution or reorganisation (or for any analogous proceedings or steps in any jurisdiction) or for the appointment of a liquidator, provisional liquidator, receiver, administrator, administrative receiver, trustee or similar officer (or for the appointment of any analogous person in any jurisdiction) of all or any of its assets and revenues or had notice given of the intention to appoint any of the foregoing to it (in each case where the relevant matter is material in the context of the Wider CWC Group taken as a whole);

(xiii)
except in the ordinary and usual course of business, waived, compromised, settled, abandoned or admitted any dispute, claim or counter-claim whether made or potential and whether by or against any member of the Wider CWC Group (in each case to an extent which is material in the context of the Wider CWC Group taken as a whole);

(xiv)
(except as disclosed on publicly available registers or otherwise Disclosed) made any alteration to the articles of association or other incorporation documents of CWC or any material alteration to the constitutional documents of any member of the CWC Group (in each case, other than an alteration in connection with the Scheme) which in any such case is material in the context of the CWC Group taken as a whole or in the context of the Transaction;

(xv)
proposed, agreed to provide, or agreed to modify the terms of, any of the CWC Share Plans or other benefit relating to the employment or termination of employment of a material category of persons employed by the Wider CWC Group, other than in accordance with the terms of the Transaction or as agreed by the Panel or Liberty Global;

(xvi)
made or consented to any change to the terms of the trust deeds constituting the pension schemes established by any member of the Wider CWC Group for its directors and/or employees and/or their dependants or to the benefits which accrue, or to the pensions which are payable thereunder, or to the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined, or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made, or agreed or consented to, any change to the trustees, other than in accordance with applicable law, in each case where such change is material in the context of the Wider CWC Group, taken as a whole;

(xvii)
other than with the consent or agreement of Liberty Global, taken (or agreed to proposed to take) any action which requires, or would require, the consent of the Panel or the approval of CWC Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code; or

(xviii)
entered into any contract, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) with respect to, or proposed or announced any intention to effect or propose, any of the transactions, matters or events referred to in this paragraph (r)(otherwise than where permitted or referred to in this paragraph (r));

(s)	except as Disclosed, since 31 March 2015:

(i)
no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects of any member of the Wider CWC Group which is material in the context of the Wider CWC Group taken as a whole;

(ii)
no litigation, arbitration proceedings, prosecution or other legal proceedings in any jurisdiction having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the Wider CWC Group or to which any member of the Wider CWC Group is a party (whether as claimant or defendant or otherwise) and (other than as a result of the Transaction or the Columbus Acquisition) no investigation by any Relevant Authority or other investigative body against or in respect of any member of the Wider CWC Group having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the Wider CWC Group (in each case, which is material in the context of the Wider CWC Group taken as a whole);

(iii)
no contingent or other liability of any member of the Wider CWC Group having arisen or become apparent to Liberty Global outside the ordinary and usual course of business consistent with past practice which would or would reasonably be expected to adversely affect any member of the Wider CWC Group to an extent which is material in the context of the Wider CWC Group taken as a whole; and

(iv)
no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider CWC Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which has had, or would reasonably be expected to have, a material adverse effect on the Wider CWC Group, taken as a whole;

(t)	except as Disclosed, Liberty Global not having discovered:

(i)
that any financial, business or other information concerning the Wider CWC Group publicly disclosed prior to the date of this announcement at any time by or on behalf of any member of the Wider CWC Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading where the relevant information has not subsequently been corrected prior to the date of this announcement by disclosure either publicly or otherwise to Liberty Global (in each case, where the relevant matter is material in the context of the Wider CWC Group taken as a whole);

(ii)
that any member of the Wider CWC Group is subject to any liability, contingent or otherwise, other than in the ordinary and usual course of business consistent with past practice (in each case, where such matter is material in the context of the Wider CWC Group taken as a whole);

(iii)
that there is or is likely to be any obligation or liability (whether actual or contingent) of any past or present member of the Wider CWC Group to make good, repair, re-instate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider CWC Group under any applicable environmental legislation, regulation, notice, circular or order of any Relevant Authority in any jurisdiction (in each case where such obligation or liability is, or would reasonably be expected to be, material in the context of the Wider CWC Group taken as a whole);

(iv)
that any past or present member of the Wider CWC Group has failed to comply in any material respect with any applicable legislation or regulation of any jurisdiction with regard to the disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters, or that there has been any such disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) on the part of any member of the Wider CWC Group which is, or would reasonably be expected to be, material in the context of the Wider CWC Group taken as a whole or in the context of the Transaction; or

(v)
any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider CWC Group and which is material and adverse in the context of the Wider CWC Group taken as a whole or in the context of the Transaction; and

(u)	save as Disclosed, Liberty Global not having discovered that:

(vi)
(a) any past or present member, director, officer or employee of the Wider CWC Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption legislation or (b) any person that performs or has performed services for or on behalf of the Wider CWC Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act 1977 or any other applicable anti-corruption legislation;

(vii)	any asset or any member of the Wider CWC Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition);

(viii)
any past or present member, director, officer or employee of the CWC Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (a) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HM Treasury & Customs; or (b) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states; or

(ix)
a member of the CWC Group has engaged in any transaction which would cause Liberty Global to be in breach of any law or regulation upon its acquisition of CWC, including the economic sanctions of the United States Office of Foreign Assets Control, or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states.

Part B:	Certain further terms of the Transaction

(a)
Liberty Global reserves the right (subject to the requirements of the Code and the Panel) to waive, in whole or in part, all or any of the Conditions in paragraph 2 above, except for the Conditions in paragraphs 2(a), 2(h), 2(i), 2(j), 2(n) and 2(o) which cannot be waived.

(b)	The Conditions in paragraph 1 cannot be waived.

(c)
If Liberty Global is required by the Panel to make an offer for CWC Shares under the provisions of Rule 9 of the Code, Liberty Global may make such alterations to any of the above Conditions and terms of the Transaction as are necessary to comply with the provisions of that Rule.

(d)
The Acquisition shall lapse unless all the Conditions in paragraph 2 above have been fulfilled or, where permitted, waived, by 11.59 pm (London time) on the date immediately preceding the date of the Scheme Court Hearing. Such date may not be further extended, other than with the agreement of Liberty Global, CWC and the Panel.

(e)
Save as required pursuant to the terms of the Co-operation Agreement, Liberty Global shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of the Conditions by a date earlier than the latest date for the fulfilment of that condition notwithstanding that the other Conditions of the Transaction may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment.

(f)	The Transaction shall lapse if:

(i)
in so far as the Acquisition or any matter arising from or relating to the Acquisition constitutes a concentration with a Community dimension within the scope of the Regulation, the European Commission either initiates proceedings under Article 6(1) of the Regulation or makes a referral under Article 9(1) of the Regulation to the CMA and the CMA makes a CMA Phase 2 Reference; or

(ii)
in so far as the Acquisition or any matter arising from the Acquisition does not constitute a concentration with a Community dimension within the scope of the Regulation, the Acquisition or any matter arising from or relating to the Acquisition becomes subject to a CMA Phase 2 Reference, in each case before 11:59 pm (London time) on the date immediately preceding the date of the Scheme Court Hearing.

(g)
Under Rule 13.5 of the Code, Liberty Global may not invoke a Condition so as to cause the Acquisition not to proceed, to lapse or any offer to be withdrawn unless the circumstances which give rise to the right to invoke the Condition are of material significance to Liberty Global in the context of the Acquisition. The Conditions contained in Part A, paragraph 1 are not subject to this provision of the Code.

(h)
The CWC Shares to be acquired under the Transaction shall be acquired fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and any other rights and interests of any nature whatsoever and together with all rights now and hereafter attaching thereto, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the date of this announcement, other than the Special Dividend.

(i)
The ability of persons not resident in the United Kingdom to participate in the Transaction and/or to receive New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares or New LiLAC Class C Ordinary Shares may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

(j)
No person may vote in favour of the Transaction by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction.

(k)
The New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares to be issued pursuant to the Transaction will be issued credited as fully paid and will rank pari passu in all respects with the Liberty Global Class A Ordinary Shares, Liberty Global Class C Ordinary Shares, LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares (as applicable) in issue at the time of such issuance, including the right to receive any dividend or other distributions declared, made or paid by reference to a record date falling after the Effective Date.

(l)
Fractions of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and/or New LiLAC Class C Ordinary Shares will not be allotted or issued to CWC Shareholders. Fractional entitlements will be aggregated and sold in the market as soon as practicable after the Scheme becomes effective and the net proceeds of sale distributed pro rata to persons entitled thereto.

(m)
Liberty Global reserves the right, subject to the prior consent of the Panel, to implement the Transaction by way of an Offer if: (i) CWC provides its prior written consent; (ii) a third party announces a firm intention to make an offer for CWC; or (iii) the CWC Directors withdraw or modify their unanimous and unconditional recommendation of the Scheme. In such event, subject to the terms of the Co-operation Agreement, the Offer will be implemented on the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method and the terms of the Co-operation Agreement.

(n)
The Acquisition will be governed by English law and be subject to the jurisdiction of the English courts and to the Conditions and further terms set out in this Appendix I and those terms which will be set out in the Scheme Document. The Acquisition shall be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the FCA.

(o)	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

(p)
The New Liberty Global Class A Ordinary Shares, New Liberty Global C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will be issued to, and held through the facilities of, the Depository Trust Company, or may initially be issued to one or more nominees for a non-EU issuer of depository receipts and subsequently transferred to, and held through the facilities of, the Depository Trust Company (with any such depository receipts being cancelled in connection with the transfer of the shares to the Depository Trust Company or its nominee).

(q)
If any CWC dividend or distribution out of profits reserves or capital is declared, announced, made or paid at any time on or after the date of this announcement and prior to the Effective Date, other than the Special Dividend, or in excess of the Special Dividend, Liberty Global reserves the right to reduce the value implied under the terms of the Transaction at such date by an amount equal to the excess amount in the case of the Special Dividend, or otherwise by the amount of all or part of any such other dividend (in each case, based on the $/£ exchange rate at the time of such declaration, announcement, making or payment) by reducing the Special Dividend and/or the Consideration.

Appendix II
Sources of information and bases of calculation

1.
As at the close of business on 13 November 2015, CWC had in issue 4,438,594,233 fully diluted shares outstanding, taking into account the basic shares outstanding (excluding treasury shares) of 4,368,464,743 per CWC’s RNS announcement on 2 November 2015 and the full effect of dilutive equity instruments of 99,171,370, and net of 29,041,880 shares held in EBT. The International Securities Identification Number for the CWC Shares is GB00B5KKT968.

2.	Unless otherwise stated, financial information on Liberty Global is extracted (without adjustment) from its quarterly financial statements

3.	Unless otherwise stated, financial information on CWC is extracted (without adjustment) from its annual and interim financial statements

4.	Values quoted in US Dollars (USD) have been converted to pound sterling (GBP) using the exchange rate of 1.5206 USD per 1 GBP as per Bloomberg Composite London closing as at 13 November 2015.

5.	The value attributed to CWC’s existing issued ordinary share capital is based on the offer price stated in paragraph 2 of this announcement and the fully diluted shares outstanding

6.	The total proportionate enterprise value implied by the Offer of $8.2 billion (£5.4 billion) was computed using

a.	the offer value per CWC share of 81.04 pence based on 13 November 2015 closing prices for the relevant Liberty Global Shares

b.	the number of fully diluted CWC shares outstanding

c.
CWC’s proportionate net debt of $2,710 million as at 30 September 2015 per CWC’s Results Announcement for the six months ended 30 September 2015 dated 5 November 2015 (“CWC H1 15/16 results announcement”)

7.	Pro forma consolidated net debt for the CWC Group of $3.2 billion is derived from:

a.
CWC consolidated net debt as at 30 September 2015 of $2.9 billion, taking into account the nominal value (instead of the carrying value) of Sable’s $400 million secured notes due 2020, Columbus’ $1.25 billion unsecured notes due 2021 and Sable’s $750 million unsecured notes due 2022

b.	$800 million of new term loans, $31 million repayment of Sable’s Revolving Credit Facility and the repayment of Sable’s $400 million senior secured notes due 2020

8.	Pro forma proportionate net debt for the CWC Group of $3.1 billion is derived from:

a.
CWC proportionate net debt as at 30 September 2015 of $2.8 billion, taking into account the nominal value (instead of the carrying value) of Sable’s $400 million secured notes due 2020, Columbus’ $1.25 billion unsecured notes due 2021 and Sable’s $750 million unsecured notes due 2022

b.	$800 million of new term loans, $31 million repayment of Sable’s Revolving Credit Facility and the repayment of Sable’s $400 million senior secured notes due 2020

9.
The new combination of the LiLAC Group and CWC would have generated estimated consolidated revenue of over $3.5 billion and estimated consolidated OCF of $1.4 billion for the twelve months ended September 30, 2015. These figures are based on the summation of (i) the LiLAC Group’s consolidated revenue and OCF, as derived from Liberty Global’s annual and quarterly reports, as filed with the US Securities and Exchange Commission, and (ii) the consolidated CWC revenue and EBITDA pro forma for Columbus revenue and EBITDA for the twelve months ended 30 September 2015, as detailed in notes 10 and 11, respectively, below. LiLAC Group figures are reported under generally accepted accounting principles in the US (“US GAAP”) and CWC figures are reported under International Financial Reporting Standards as adopted by the European Union (“IFRS”). Liberty Global has not completed its analysis of the differences between US GAAP and IFRS with respect to CWC’s consolidated financial statements.

10.	The consolidated CWC Pro Forma for Columbus revenue for the twelve months ended 30 September 2015 is $2,420 million. This figure is derived from

a.
the consolidated CWC Pro Forma for Columbus revenue for the fiscal year ended 31 March 2015 of $2,373 million. This figure is sourced from the Offering Memorandum issued by Sable International Finance Limited (a subsidiary of CWC) for $750 million of 6.875% senior notes due 2022 dated 31 July 2015 (“CWC July 2015 Bond OM”)

b.	the consolidated CWC Pro Forma for Columbus revenue for the six months ended 30 September 2015 of $1,179 million, sourced from the CWC H1 15/16 results announcement

c.	the consolidated CWC Pro Forma for Columbus revenue for the six months ended 30 September 2014 of $1,132 million, sourced from the CWC H1 14/15 results announcement

11.
The consolidated CWC Pro Forma for Columbus EBITDA for the twelve months ended 30 September 2015 of $879 million is before deduction of share based compensation and defined pension interest, includes EBITDA generated by the Columbus US Carve-Out entities and excludes the unrealised portion of the operating cost synergies. This figure is derived from

a.
the consolidated CWC Pro Forma for Columbus EBITDA for the fiscal year ended 31 March 2015 of $849 million, which is after deduction of share based compensation and defined pension benefit interest amounting to $12 million and including EBITDA generated by the US Carve-Out entities of $19 million. These figures are sourced from the CWC July 2015 Bond OM.

b.
the consolidated CWC Pro Forma for Columbus EBITDA for the six months ended 30 September 2015 of $427 million, which is before deduction of share based compensation and defined pension benefit interest amounting to $6 million and excludes the EBITDA of $3 million generated by the Columbus US Carve-Out entities, sourced from the CWC H1 15/16 results announcement

c.
the consolidated CWC Pro Forma for Columbus EBITDA for the six months ended 30 September 2014 of $412 million, which is before deduction of share based compensation and defined pension benefit interest amounting to $6 million, sourced from the CWC H1 14/15 results announcement

12.	The proportionate CWC Pro Forma for Columbus EBITDA for the twelve months ended 30 September 2015 of $668 million is before deduction of share based compensation and defined pension interest, includes EBITDA generated by the Columbus US Carve-Out entities and excludes the unrealised portion of the operating cost synergies. This figure is derived from

a.
the proportionate CWC Pro Forma for Columbus EBITDA for the fiscal year ended 31 March 2015 of $637 million, consisting of $373 million proportionate EBITDA of CWC excluding Columbus and $264 million EBITDA of Columbus. These figures are after deduction of share based compensation and defined pension benefit interest amounting to $12 million and including EBITDA generated by the US Carve-Out entities of $19 million. These figures are disclosed in the CWC July 2015 Bond OM.

b.
the proportionate CWC Pro Forma for Columbus EBITDA for the six months ended 30 September 2015 of $327 million, which is before deduction of share based compensation and defined pension benefit interest amounting to $6 million and excludes the EBITDA of $3 million generated by the US Carve-Out entities. This figure consists of the proportionate EBITDA of CWC excluding Columbus of $191 million and Columbus EBITDA of $136 million. All figures are disclosed in the CWC H1 15/16 results announcement.

c.
the proportionate CWC Pro Forma for Columbus EBITDA for the six months ended 30 September 2014 of $311 million, which is before deduction of share based compensation and defined pension benefit interest amounting to $6 million. This figure consists of the proportionate EBITDA of CWC excluding Columbus of $182 million and Columbus EBITDA of $129 million. All figures are disclosed in the CWC H1 14/15 results announcement

13.
The consolidated EBITDA impact of the operating cost synergies resulting from the CWC and Columbus transaction is $125 million as disclosed in Appendix V of this announcement. The proportionate EBITDA impact of the operating cost synergies is $106 million. For the six months ended 30 September 2015, $8 million of synergies have been realised (for both consolidated and proportionate EBITDA).

Appendix III
Irrevocable Undertakings received by Liberty Global
CWC Shareholders’ Irrevocable Undertakings
The following CWC Shareholders have given an irrevocable undertaking to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the resolution(s) to be proposed at the CWC General Meeting (or, in the event that the Transaction is implemented by way of an Offer, to accept or procure acceptance of such Offer) in relation to the following CWC Shares:

Name	Number of CWC Shares in respect of which undertaking is given	Percentage of CWC’s issued share capital (excluding treasury shares)
CHLLC	575,096,759	13.2
Clearwater Holdings (Barbados) Limited	57,806,055	1.3
CVBI Holdings (Barbados) Inc.	788,549,081	18.1

The irrevocable undertakings given by CHLLC (an entity controlled by John Malone) and Clearwater (entities controlled by John Risley) will cease to be binding if: (i) Liberty Global announces (with the consent of the Panel, with respect to CHLLC) that it does not intend to make or proceed with the Acquisition and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code; or (ii) on the earlier of the Long Stop Date and the date on which the Scheme (or Offer) lapses or is withdrawn and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code.
The irrevocable undertaking given by CHLLC will also cease to be binding if: (i) the Scheme or any resolution necessary to implement the Scheme is not approved at the Court Meeting or the CWC General Meeting; (ii) if the Acquisition is to be implemented by way of Offer, if the CWC Directors do not recommend the Offer or withdraw or adversely change a previously issued recommendation; (iii) unless CHLLC gives its prior written consent, if any new, increased, renewed or revised offer or scheme of arrangement is proposed which is consented to, agreed to or recommended by CWC, if the economic terms of the transaction are, in CHLLC’s reasonable opinion, less favourable to them; or (iv) unless CHLLC gives it prior written consent, if the terms upon which the consideration is payable pursuant to the Acquisition are amended so that the economic terms, in CHLLC’s reasonable opinion, disproportionally favour a CWC Shareholder electing for the Recommended Offer or Second Dual Share Alternative or disproportionally adversely affects a CWC Shareholder electing for the First Dual Share Alternative.
Liberty Global has received a non-binding letter of support from Orbis to exercise (or procure the exercise of) all voting rights in respect of 406,528,756 CWC Shares in favour of approving the Acquisition or, if the Acquisition is to be implemented by way of Offer, to accept (or procure the acceptance of) the Offer in respect of 406,528,756 CWC Shares, being the entire holding of CWC Shares over which they exercise control as investment managers or portfolio managers, as the case may be.
CWC Directors’ Irrevocable Undertakings
The following CWC Directors have given an irrevocable undertaking to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the resolution(s) to be proposed at the CWC General Meeting (or, in the event that the Transaction is implemented by way of an Offer, to accept or procure acceptance of such Offer) in relation to the following CWC Shares:

Name	Number of CWC Shares in respect of which undertaking is given[15]	Percentage of CWC’s issued share capital (excluding treasury shares)
Sir Richard Lapthorne	9,000,000	0.206
Phil Bentley	6,035,748	0.138
Perley McBride	927,108	0.021
Mark Hamlin	122,222	0.003
Brendan Paddick	136,077,710	3.115
Alison Platt	23,764	0.001

The irrevocable undertaking given by the CWC Directors will cease to be binding if: (i) Liberty Global announces that it does not intend to make or proceed with the Acquisition and no new, revised or replacement Acquisition is announced in accordance with Rule 2.7 of the Code; or (ii) on the earlier of the Long Stop Date and the date on which the Scheme (or Offer) lapses or is withdrawn in accordance with its terms and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code.

______________________

15
The numbers referred to in this table refer only to those CWC Shares in respect of which the relevant CWC Director (or his/her “connected persons” (as defined in the relevant irrevocable undertaking)) is the registered holder and/or beneficial owner, but exclude CWC Shares which are the subject of options or awards under CWC Share Plans.

Appendix IV
Irrevocable Undertakings received by CWC

John Malone has given an irrevocable undertaking to vote (or procure the voting) in favour of the Liberty Global Resolutions at the Liberty Global General Meeting in relation to the following Liberty Global Shares:

Name	Number of Liberty Global Class A Ordinary Shares in respect of which undertaking is given[16]	Percentage of total number of Liberty Global Class A Ordinary Shares
John C. Malone	1,042,480	0.412

Name	Number of Liberty Global Class B Ordinary Shares in respect of which undertaking is given	Percentage of total number of Liberty Global Class B Ordinary Shares
John C. Malone	8,677,225	82.857

Name	Number of LiLAC Class A Ordinary Shares in respect of which undertaking is given	Percentage of total number of LiLAC Class A Ordinary Shares
John C. Malone	52,123	0.413

Name	Number of LiLAC Class B Ordinary Shares in respect of which undertaking is given	Percentage of total number of LiLAC Class B Ordinary Shares
John C. Malone	433,861	82.889

The Liberty Global Shares set out above represent approximately 24.6 per cent. of the shareholder voting rights of Liberty Global on 13 November 2015 (being the latest practicable date prior to the date of this announcement).
The irrevocable undertaking given by John Malone will cease to be binding if: (i) the Scheme or any resolution necessary to implement the Scheme is not approved at the Court Meeting or the CWC General Meeting; (ii) the Liberty Global announces, with the consent of the Panel, that it does not intend to make or proceed with the Acquisition; (iii) on the earlier of the Long Stop Date and the date on which the Scheme (or Offer) lapses or is withdrawn and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code; (iv) if the Acquisition is to be implemented by way of Offer, if the CWC Directors do not recommend the Offer or withdraw or adversely change a previously issued recommendation; or (v) unless
______________________

16
The numbers referred to in these tables refer only to those Liberty Global Shares in respect of which John Malone, John Malone’s spouse and the Malone LG 2013 Charitable Remainder Trust are the registered holders and/or beneficial owner, or in respect of which John Malone, John Malone’s spouse or the Malone LG 2013 Charitable Remainder Trust (as applicable) are otherwise able to control the exercise of voting rights, but exclude Liberty Global Shares which are the subject of options, SARs or awards under Liberty Global Share Plans.

John Malone gives his prior written consent, if any new, increased, renewed or revised offer or scheme of arrangement is made or proposed which is consented to, agreed to or recommended by CWC, if the economic terms of the transaction are, in John Malone’s reasonable opinion, less favourable to John Malone or to his connected persons (as defined in the undertaking).

Appendix V
Quantified Financial Benefits Statement

Part A

Set out below are statements of estimated synergies arising from the Columbus Acquisition (together, the “Quantified Financial Benefits Statement”).

“Costs Savings

As a result of an extensive bottom-up exercise undertaken following the acquisition of Columbus, which was completed on 31 March 2015, CWC now expects to deliver recurring annual pre-tax cost savings of approximately US$125 million, 47% higher than the previously announced benefits of US$85 million, and one-time capital expenditure savings of approximately US$145 million in total, unchanged from the statement of expected cost savings made on 6 November 2014, by 31 March 2018. In addition, material revenue benefits are anticipated through an improved product offering, particularly in high-speed broadband and video services and cross-selling.

The additional cost savings will come primarily from further headcount reductions, implementation of the new operating model in Panama and the Bahamas and additional benefits from the insourcing of field operations.

The CWC Group expects to incur no incremental non-recurring costs to achieve these additional synergies and, with the exception of the non-recurring costs to achieve of $110m described below, no material dis-synergies are expected to arise from the integration of Columbus.

The statement of estimated cost savings is prepared on the basis CWC remains independent of Liberty Global and does not consider the impact of the Acquisition.

Recurring cost savings

Substantial cost savings have been identified across the following areas:

•	Headcount reductions (approximately US$45 million): rationalisation of headcount in back office, sales and marketing and customer service roles;

•
Network & systems consolidation (approximately US$29 million): transition to Columbus’ fixed line network and combining infrastructure where network footprint overlaps, renegotiation of maintenance fees, consolidation of network and service operating centres, harmonisation of IT systems;

•
Implementation of new operating model (approximately US$24 million): centralisation of core back office functions and increased focus of in-market resources on commercial activities, focussed on Panama and the Bahamas;

•	Insourcing of field operations and customer service (approximately US$18 million): cancelling legacy CWC contracts with external providers for network maintenance and insourcing activities; and

•
Property, procurement and other (approximately US$9 million): renegotiation of vendor rates, reduction of real estate costs, leverage of Columbus’ video content buying terms and access to greater economies of scale.

The expected costs savings are relative to a combined cost base of the CWC Group in the 12 months to 31 March 2015 of approximately US$1.6 billion. CWC management expects to implement, in value terms, 55% of these cost savings by the end of 2015/16, 75% by the end of 2016/17 and 100% by the end of 2017/18.

To achieve these benefits CWC management anticipates one-off cash costs of US$110 million, split approximately 65%, 15% and 20% over the three years following the acquisition.

During the six months to 30 September 2015 CWC exited approximately 560 employees generating annualised recurring savings of US$23 million, and annualised recurring savings of US$2 million through the closure of several administrative and retail locations and savings on video content rates and mobile costs. There were US$34 million of exceptional cash costs related to these savings in the period.

The annual pre-tax cost savings are expected to amount to approximately US$106 million on a proportionate basis by 31 March 2018, after accounting for the proportion of the savings which are expected accrue to minority interests, in the legacy CWC operating entities in Bahamas, Jamaica, Barbados, Grenada and Panama.

One-off capex synergies

In addition, CWC will benefit from one-time savings of approximately US$145 million related to avoidance of duplicative one-off capital expenditure through network consolidation in the overlapping markets where there had been investment plans under Project Marlin and Columbus already has existing network infrastructure. Such synergies are expected to be split 35%, 40% and 25% over the three years to 31 March 2018.

Revenue synergies

Material revenue synergies are anticipated from selling additional services to existing customers through cross-selling of triple-play and quad-play bundles, improving legacy CWC’s video offering in non-overlapping markets, improved network quality reducing customer churn and an enhanced B2B and B2G offering.”

Basis of preparation

In preparing the Quantified Financial Benefits Statement, CWC has used an experienced team of senior personnel from across its business, assisted by external advisors, and with the collaboration of legacy senior management of Columbus. CWC’s team has used CWC’s experience of previous transformation programmes, in particular in relation to the US$100 million recurring cost reduction programme completed in the financial year 2014/15, the Columbus senior management’s experience of acquisitions, its own market intelligence and experience to assess the expected savings. CWC is currently operating a structured integration programme, with the support of external advisors, in order to capture the strategic and operational upsides from the acquisition of Columbus.

References to combined cost base refer to the combined operating costs before depreciation, amortization and impairment, which includes payments and direct costs, employee and other staff expenses, operating lease rentals, network costs, property and utility costs and other administrative expenses.

In arriving at the estimate of cost savings set out in this announcement, the CWC Directors have made the following principal assumptions:

•	As regards the network:

◦	The CWC and Columbus core and backhaul networks will be largely combined and continue to offer the required capacity to support customer demand;

◦	Where the network is rationalised, the retained network offers sufficient capacity and headroom to continue to serve customers with no increased operational risk;

◦	The adoption of Columbus’ more efficient field operations model combined with fewer faults from improved network performance will lead to falls in associated costs.

•	Regarding headcount savings:

◦	Savings are possible through removal of duplicate resource in local markets and centrally through the roll out of the revised operating model;

◦	The combined business is able to standardise and roll-out best practice systems and procedures, to generate efficiency and enable headcount reductions;

◦	There are no restrictions or delays imposed by industrial relations or employment agreements that significantly affect the realisation of savings from removal of overlapping headcount.

•	CWC will adopt Columbus’ billing system in place of its legacy billing platform, which will underpin a large proportion of IT savings;

•	Procurement savings can be realised through rationalising suppliers and renegotiating supplier terms in overlapping markets;

•	There is no adverse consumer reaction that has a corresponding impact upon market share as a consequence of the acquisition of Columbus;

•	The management team of Columbus is retained to support the integration and running of the integrated business;

•
There will be no material change to macroeconomic, political or legal conditions in the markets or regions in which legacy CWC and Columbus operate that materially impact on the successful realisation of the synergies or the one off costs to achieve these benefits; and

•	There will be no significant impact on the existing underlying operations of either business, including as a result of or in connection with the integration of Columbus.

In estimating the costs to achieve the synergies, CWC management has made the following principal assumptions:

•	The capex required to integrate the two networks and implement new business and operational support systems will be drawn from the US$1.4 billion CWC Group capex programme.

Reports

As required by Rule 28.1(a) of the UK Takeover Code, Ernst & Young LLP (“EY”), as reporting accountants to CWC, have provided a report stating that, in their opinion, the Quantified Financial Benefits Statement has been properly compiled on the basis stated. In addition, Evercore Partners International LLP (“Evercore”) and J.P. Morgan Limited (“J.P. Morgan Cazenove”) as financial advisers to CWC, have provided a report stating that, in their opinion, the Quantified Financial Benefits Statement has been prepared with due care and consideration.

Copies of these reports are included in Part B and Part C of this Appendix V. Each of EY, Evercore and J.P. Morgan Cazenove has given and has not withdrawn its consent to the publication of its report in the form and context in which it is included.

Notes:

The statements of estimated cost savings relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement should be construed as a profit forecast or interpreted to mean that CWC’s earnings in year to 31 March 2016, or in any subsequent period, would necessarily match or be greater than or be less than those of CWC for the relevant preceding financial period or any other period.

Part B

Report from Ernst & Young LLP

The Directors
Cable & Wireless Communications Plc
62 – 65 Chandos Place
London
WC2N 4HG
Attention: Perley McBride

Evercore Partners International LLP
15 Stanhope Gate
London
W1K 1LN
United Kingdom

J.P. Morgan Limited
25 Bank Street
Canary Wharf
London E14 5JP

16 November 2015

Dear Sirs

We refer to the statement regarding the estimate of cost savings (“the Statement”) made by Cable & Wireless Communications Plc (“the Company”). The Statement, including the relevant bases of belief (including sources of information) is set out in Part A of Appendix V to the announcement (the “Document”) issued by Liberty Global dated 16 November 2015. This report is required by Rule 28.1(a)(i) of The City Code on Takeovers and Mergers (the “City Code”) and is given for the purpose of complying with that rule and for no other purpose. Accordingly we assume no responsibility in respect of this report to Liberty Global or any person connected to, or acting in concert with Liberty Global or to any other person who is seeking or may in future seek to acquire control of the Company (an “Alternative Offeror”) or to any other person connected to, or acting in concert with, an Alternative Offeror.

Responsibility

It is the responsibility of the directors of the Company (“the Directors”) to prepare the Statement in accordance with the requirements of the City Code.

It is our responsibility to form an opinion as required by the City Code as to the proper compilation of the Statement and to report that opinion to you.

It is the responsibility of the Financial Advisers to form an opinion as required by the City Code as to whether the Statement has been prepared with due care and consideration.

Basis of opinion

We conducted our work in accordance with Standards for Investment Reporting 1000 (Investment Reporting Standards applicable to all engagements in connection with an investment circular) issued by the Auditing Practices Board in the United Kingdom. We have discussed the Statement together with the relevant bases of belief (including sources of information) with the Directors and with the Financial Advisers. We have also considered the letter dated 16 November 2015 from the Financial Advisers to the Directors on the same matter. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

We do not express any opinion as to the achievability of the cost savings identified by the Directors.
Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in other jurisdictions and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Statement has been properly compiled on the basis stated.

Yours faithfully

Ernst & Young LLP

Part C

Report from Evercore Partners International LLP and J.P. Morgan Limited

The Board of Directors
Cable & Wireless Communications Plc
62 – 65 Chandos Place
London
WC2N 4HQ

16 November 2015
Dear Sirs,
Recommended acquisition of Cable & Wireless Communications Plc ("CWC") by Liberty Global plc (“Liberty Global”)

We refer to the Quantified Financial Benefits Statement, the bases of belief thereof and the notes thereto (together, the “Statement”) as set out in Part A of Appendix V to this announcement, for which the directors of CWC (“the Directors”) are solely responsible under Rule 28 of the City Code on Takeover and Mergers (the “Code”).

We have discussed the Statement (including the assumptions and sources of information referred to therein), with the Directors and those officers and employees of CWC who developed the underlying plans. The Statement is subject to uncertainty as described in this announcement and our work did not involve an independent examination of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of CWC, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this letter.

We do not express any opinion as to the achievability of the quantified financial benefits identified by the Directors.

We have also reviewed the work carried out by Ernst & Young LLP and have discussed with them the opinion set out in Part B of Appendix V to this announcement addressed to yourselves and ourselves on this matter.

This letter is provided to you solely in connection with Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to CWC or its shareholders or any person other than the Directors in respect of the contents of this letter; no person other than the Directors can rely on the contents of this letter and to the fullest extent permitted by law, we exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this letter or the work undertaken in connection with this letter or any of the results that can be derived from this letter or any written or oral information provided in connection with this letter, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

On the basis of the foregoing, we consider that the Statement, for which you, as Directors are solely responsible, has been prepared with due care and consideration.

Yours faithfully,	Yours faithfully,
Evercore Partners International LLP	J.P. Morgan Limited

Appendix VI

Definitions

“2020 Notes”	as defined in paragraph 12 of this announcement
“2022 Notes”	as defined in paragraph 12 of this announcement
“Acquisition”
the proposed recommended acquisition by Liberty Global of the entire issued and to be issued share capital of Captain by means of the Scheme (or by the Offer under certain circumstances described in this announcement), on the terms and subject to the conditions set out in this announcement and to be set out in the Scheme Document

“Alternative Exchange Ratio”
the number (expressed as a fraction rounded down to six decimal places) of New Liberty Global Ordinary Shares to be delivered as consideration for each CWC Share under the Second Dual Share Alternative as part of the Scheme, which shall be calculated on the basis described in paragraph 2 of this announcement

“Authorisations”	regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals
“Blended Liberty Global Share Price”
the weighted average price of a Liberty Global Class A Ordinary Share and a Liberty Global Class C Ordinary Share, based on the relative proportions of Liberty Global Class A Ordinary Shares and Liberty Global Class C Ordinary shares included in the Recommended Offer and the Dual Share Alternatives, being 2.4482 Liberty Global Class C Ordinary Shares for each Liberty Global Class A Ordinary Share, and based on the 10-day volume average weighted price of such shares at the relevant time

“Bridge Facilities Fee Letter”	the bridge facilities fee letter, dated the date of this announcement, between LGE Coral Holdco Limited, the Mandated Lead Arrangers named therein, and the Underwriters named therein
“Business Day”	a day (other than Saturdays, Sundays and public or bank holidays in the UK) on which banks are generally open for business in the City of London
“CHBI”
CVBI Holdings (Barbados) Inc., a corporation duly incorporated and existing under the laws of Barbados and ultimately controlled by John Risley, having its registered office at Suite 205-207, Dowell House, Cr. Roebuck & Palmetto Streets, Bridgetown, Barbados

“CHBL”
Clearwater Holdings (Barbados) Limited, a corporation duly incorporated and existing under the laws of Barbados and ultimately controlled by John Risley, having its registered office at Suite 205-207, Dowell House, Cr. Roebuck & Palmetto Streets, Bridgetown, Barbados

“CHLLC”
Columbus Holding LLC, a limited liability company existing under the laws of Colorado and ultimately controlled by John Malone, having its registered office at 12300 Liberty Boulevard, Englewood, CO 80112, United States of America

“CHLLC Put Option Deed”	as defined in paragraph 21 of this announcement
“Clearwater”	CHBI and CHBL
“Closing Price”
the closing middle market quotations of a share derived from (i) the Daily Official List in respect of CWC Shares or (ii) NASDAQ in respect of Liberty Global Shares, New Liberty Global Ordinary Shares or New LiLAC Ordinary Shares

“CMA”	the Competition and Markets Authority, a UK statutory body established under the Enterprise and Regulatory Reform Act 2013 or any successor thereto
“CMA Phase 2 Reference”	a referral to the Chair of the Competition and Markets Authority for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013

“Code”	the City Code on Takeovers and Mergers, as issued from time to time by the Panel
“Columbus”	Columbus International Inc., an international business company existing under the laws of Barbados under registered number 24328
“Columbus Acquisition”	the acquisition by CWC of Columbus
“Columbus Carve-Out Entities”	ARCOS-1 USA, Inc., Columbus Networks Puerto Rico, Inc., Columbus Networks USA, Inc., A SUR Net, Inc. and Columbus Networks Telecommunications Services USA, Inc.
“Columbus FCC Licences”	the submarine cable landing licences and international Section 214 authorisations issued by the FCC and held by subsidiaries of Columbus New Cayman Limited
“Columbus US Carve-Out”
the prior transfer of the entire issued share capital of each of Columbus Networks Puerto Rico, Inc. and ARCOS-1 USA, Inc. (holding the entire issued share capital of the other Columbus Carve-Out Entities) by Columbus Networks, Limited to Columbus New Cayman Limited pursuant to the Columbus US Carve-Out SPA, by which indirect control of the Columbus FCC Licences was transferred to Columbus New Cayman Limited

“Columbus US Carve-Out SPA”
the share purchase agreement between Columbus Networks, Limited and Columbus New Cayman Limited dated 31 March 2015 in respect of the transfer of the entire issued share capital of each of Columbus Networks Puerto Rico, Inc. and ARCOS-1 USA, Inc. from Columbus Networks, Limited to Columbus New Cayman Limited, by which indirect control of the Columbus FCC Licences was transferred to Columbus New Cayman Limited

“Combined Group”	the enlarged Liberty Global group following completion of the Acquisition comprising the CWC Group and Liberty Global
“Commitment Letter”
the commitment letter (appending the agreed form of the senior unsecured bridge facility agreement and the refinancing facilities term sheet), dated on the date of this announcement, between LGE Coral Holdco Limited, the Mandated Lead Arrangers named therein, the Underwriters named therein and the Commitment Party named therein

“Companies Act”	the (United Kingdom) Companies Act of 2006 (including the schedules thereto), as amended from time to time
“Conditions”	the conditions of the Transaction (including the Scheme) set out in Appendix I to this announcement and to be set out in the Scheme Document
“Consent Solicitation”	as defined in paragraph 12 of this announcement
“Consideration”
the consideration payable to CWC Shareholders in connection with the Transaction comprising up to, in aggregate, 31.7 million New Liberty Global Class A Ordinary Shares, 77.5 million New Liberty Global Class C Ordinary Shares, 3.6 million New LiLAC Class A Ordinary Shares and 8.9 million New LiLAC Class C Ordinary Shares

“Co-operation Agreement”	the agreement dated 16 November 2015 between Liberty Global and CWC and relating, among other things, to the implementation of the Transaction
“Court”	the High Court of Justice, Chancery Division (Companies Court) in England and Wales
“Court Meeting”
the meeting(s) of the CWC Shareholders to be convened by order of the Court pursuant to section 896 of the Companies Act for the purpose of considering, and if thought fit, approving the Scheme (with or without amendment) and any adjournment thereof

“CREST”
the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) in respect of which Euroclear is the Operator (as defined in such Regulations) for the paperless settlement of trades in securities and the holding of uncertificated securities

“Cross-Border Merger Regulations”	the (United Kingdom) Companies (Cross-Border Mergers) Regulations 2007 (SI 2007/2974)
“CWC”	Cable & Wireless Communications Plc, a company incorporated in England and Wales with registered number 07130199
“CWC Directors”	the directors of CWC as at the date of this announcement or, where the context requires, the directors of CWC from time to time
“CWC FCC Business”	the CWC FCC Licences and related contracts, business and other assets
“CWC FCC Licences”	the submarine cable landing licence(s) and international Section 214 authorisation(s) issued by the FCC and held by subsidiaries of CWC
“CWC General Meeting”	the general meeting of CWC Shareholders (including any adjournment thereof) to be convened in connection with the Scheme, notice of which will be set out in the Scheme Document
“CWC Group”	CWC and its subsidiaries and subsidiary undertakings
“CWC Meetings”	the Court Meeting and the CWC General Meeting
“CWC Scheme”	the CWC Superannuation Fund
“CWC Share Plans”	the 2011 Performance Share Plan, the Restricted Share Plan 2010, the 2011 Deferred Bonus Plan, the Columbus Equity Incentive Plan and the All-Employee Share Purchase Plan
“CWC Shareholders”	the registered holders of CWC Shares from time to time
“CWC Shares”	the issued and to be issued ordinary shares of US$0.05 each in the capital of CWC, being 4,438,594,233 in issue as at the date of this announcement
“CWC US Carve-Out”
the transfer of the entire issued share capital of Newco by Cable & Wireless Communications, Inc., CWC WS Holdings Panama S.A., Cable and Wireless (BVI) Limited, Cable and Wireless (EWC) Limited and Cable and Wireless Network Services Limited to New Holdco pursuant to the CWC US Carve-Out SPA, by which indirect control of the CWC FCC Licences is transferred to New Holdco

“CWC US Carve-Out Shareholder Arrangement Deed”	as defined in paragraph 21 of this announcement
“CWC US Carve-Out SPA”
the share purchase agreement between Cable & Wireless Communications, Inc., CWC WS Holdings Panama S.A., Cable and Wireless (BVI) Limited, Cable and Wireless (EWC) Limited and Cable and Wireless Network Services Limited and New Holdco dated the date of this announcement in respect of the transfer of the entire issued share capital of Newco to New Holdco, by which indirect control of the CWC FCC Licences is transferred to New Holdco

“Daily Official List”	the Daily Official List of the London Stock Exchange
“Disclosed”
the information which has been (i) fairly disclosed by, or on behalf of, the CWC Group in writing prior to the date of this announcement to any member of Liberty Global’s group (or to any of their respective officers, employees or agents) or any of their respective financial, accounting, tax or legal advisers (specifically as Liberty Global’s advisers in relation to the Transaction), (ii) included in the annual report and accounts of the CWC Group for the financial year ended 31 March 2015, (iii) included in the interim results of the CWC Group for the six-month period ended 30 September 2015, (iv) fairly disclosed in any announcement via a Regulatory Information Service by, or on behalf of, CWC, prior to the publication of this announcement or (iv) disclosed in this announcement

“Dual Share Alternatives”	the First Dual Share Alternative and the Second Dual Share Alternative (and “Dual Share Alternative” means either of them, as the context requires)
“Effective Date”	the date on which the Scheme becomes effective in accordance with its terms

“Euroclear”	Euroclear UK & Ireland Limited
“Exchange Rate”	a US$/£ exchange rate of 1.5206
“Exchange Ratio”
the number (expressed as a fraction rounded down to six decimal places) of New Liberty Global Ordinary Shares to be delivered as consideration for each CWC Share under the Recommended Offer as part of the Scheme, which shall be calculated on the basis described in paragraph 2 of this announcement

“Exchange Ratio Calculation Period”
the period starting on the earlier to occur of (a) the first business day following the completion of the US Carve-Out and (b) the date falling 60 days after the date of this announcement, and ending on the Business Day falling seven days prior to the date of the Court Meeting (or, in the event that such date is not a Business Day, the Business Day immediately preceding such date)

“Exchange Ratio Calculation Time”
the date on which the Exchange Ratio and the Alternative Exchange Ratio will be calculated and fixed, being the earlier to occur of (a) the Business Day falling seven days prior to the date of the Court Meeting (or, in the event that such date is not a Business Day, the Business Day immediately preceding such date) and, if applicable, (b) the Business Day in the Exchange Ratio Calculation Period that immediately follows the end of the Relevant CWC Share Trading Period

“Excluded Shares”	(a) any CWC Shares beneficially owned by Liberty Global or any other member of Liberty Global’s group; (b) any CWC Shares held in treasury

“FCA”	the Financial Conduct Authority
“FCC”	the United States Federal Communications Commission, or any bureau or division thereof acting on delegated authority
“FCC Condition”	the condition set out in paragraph 2(h) of Appendix I
“FCC Licences”	the Columbus FCC Licences and the CWC FCC Licences
“FCC Regulatory Approval”	the FCC’s grant of its consent to the transfer of indirect control of the CWC FCC Licences and/or the Columbus FCC Licences to Liberty Global (as applicable)
“Finco”	as defined in paragraph 12 of this announcement
“First Dual Share Alternative”	the alternative to the Recommended Offer described in paragraph 2 of this announcement
“FSMA”	the Financial Services and Markets Act 2000, as amended from time to time
“HSR Act”	the United States Hard-Scott-Rodino Antitrust Improvements Act of 1976 (as amended)
“Independent CWC Directors”	the CWC Directors other than Brendan Paddick, John Risley and Thad York
“Interim Facility Agreement”	as defined in paragraph 12 of this announcement
“Interim Facility Fee Letter”	the interim facility fee letter, dated the date of this announcement, between LGE Coral Holdco Limited, the Mandated Lead Arrangers named therein, and the Underwriters named therein
“Interim Term Loan”	as defined in paragraph 12 of this announcement
“LGE”	LGE Coral Mergerco BV
“Liberty Global”	Liberty Global plc, a company incorporated in England and Wales with registered number 08379990 and, as the context requires, collectively such company and its subsidiaries
“Liberty Global Class A Ordinary Shares”	the issued and to be issued Liberty Global Class A Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01

“Liberty Global Class B Ordinary Shares”	the issued and to be issued Liberty Global Class B Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01
“Liberty Global Class C Ordinary Shares”	the issued and to be issued Liberty Global Class C Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01
“Liberty Global Directors”
the directors of Liberty Global as at the date of this announcement or, where the context requires, the directors of Liberty Global from time to time, other than John Malone, who has recused himself from participating in board meetings in relation to the Transaction

“Liberty Global General Meeting”
the general meeting of Liberty Global Shareholders (including any adjournment thereof) to be convened in connection with the Transaction, notice of which will be sent to the Liberty Global Shareholders

“Liberty Global Group”	the businesses, assets and liabilities of Liberty Global’s operations that are not specifically attributed to the LiLAC Group
“Liberty Global Ordinary Shares”	the issued and to be issued Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares
“Liberty Global Recommendation”	as defined in paragraph 20 of this announcement
“Liberty Global Resolutions”
the ordinary shareholder resolutions of Liberty Global to approve (i) the issue of the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and the New LiLAC Class C Ordinary Shares, (ii) the Transaction to the extent that it comprises a substantial property transaction for the purposes of section 190 of the Companies Act, (iii) the granting of power to the Liberty Global Directors to adjourn the Liberty Global General Meeting in accordance with the rules promulgated by NASDAQ, as applicable to Liberty Global and (iv) otherwise to approve, effect and implement the Transaction

“Liberty Global Shareholders”	the registered holders of Liberty Global Shares from time to time
“Liberty Global Shares”	the Liberty Global Ordinary Shares and the LiLAC Ordinary Shares
“LiLAC Alternative”
the alternative available to CWC Shareholders under the Recommended Offer whereby CWC Shareholders can elect to receive up to a certain amount of New LiLAC Ordinary Shares instead of New Liberty Global Ordinary Shares, as described in paragraph 2 of this announcement

“LiLAC Class A Ordinary Shares”	the issued and to be issued Liberty Global LiLAC Class A Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01
“LiLAC Class B Ordinary Shares”	the issued and to be issued Liberty Global LiLAC Class B Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01
“LiLAC Class C Ordinary Shares”	the issued and to be issued Liberty Global LiLAC Class C Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01
“LiLAC Exchange Ratio”	the ratio of the Blended Liberty Global Share Price at the Exchange Ratio Calculation Time to $45
“LiLAC Group”	the businesses, assets and liabilities of Liberty Global’s operations in Latin America and the Caribbean
“LiLAC Group Shareholders”	the registered holders of LiLAC Ordinary Shares from time to time
“LiLAC Ordinary Shares”	the issued and to be issued LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares
“Listing Rules”	the rules and regulations made by the FCA pursuant to Part 6 of the FSMA and contained in the UKLA’s publication of the same name
“London Stock Exchange”	The London Stock Exchange plc

“Long Stop Date”
(i)    31 May 2016; or
(ii)    if the FCC Condition has not been satisfied prior to the date specified in (i) above, 16 December 2016, or such later date (if any) as may be agreed by Liberty Global and CWC (with the consent of the Panel) and the approval of the Court (if such approval is required);

“Maximum Alternative Exchange Ratio”	0.005716 New Liberty Global Class A Ordinary Shares and 0.013993 New Liberty Global Class C Ordinary Shares
“Merger”
the merger by formation of a new company under the Cross-Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code intended to take place between LGE, CWC and a newly incorporated UK company following and as part of a two-step, integrated process that includes the Scheme (or, if applicable, an Offer), pursuant to the Terms of Merger and in accordance with the Plan of Reorganisation Letter

“Minimum Exchange Ratio”	0.007921 New Liberty Global Class A Ordinary Shares and 0.019391 New Liberty Global Class C Ordinary Shares
“MSA”	as defined in paragraph 8 of this announcement
“NASDAQ”	the NASDAQ Global Select Market
“New Facilities”	as defined in paragraph 12 of this announcement
“New Holdco”	CWC New Cayman Holdco Limited
“New Holdco Shareholders”	as defined in paragraph 8 of this announcement
“New Liberty Global Class A Ordinary Shares”	the new Liberty Global Class A Ordinary Shares to be issued pursuant to the Scheme
“New Liberty Global Class C Ordinary Shares”	the new Liberty Global Class C Ordinary Shares to be issued pursuant to the Scheme
“New LiLAC Class A Ordinary Shares”	the new LiLAC Class A Ordinary Shares to be issued pursuant to the Scheme
“New LiLAC Class C Ordinary Shares”	the new LiLAC Class C Ordinary Shares to be issued pursuant to the Scheme
“New LiLAC Ordinary Shares”	the New LiLAC Class A Ordinary Shares and the New LiLAC Class C Ordinary Shares
“New Liberty Global Ordinary Shares”	the New Liberty Global Class A Ordinary Shares and the New Liberty Global Class C Ordinary Shares to be issued pursuant to the Scheme
“New Revolving Credit Facilities”	as defined in paragraph 12 of this announcement
“New Senior Unsecured Bridge Facility”	as defined in paragraph 12 of this announcement
“New Term Loan B1”	as defined in paragraph 12 of this announcement
“New Term Loan B2”	as defined in paragraph 12 of this announcement
“Newco”	CWC New Cayman Limited
“Non-independent CWC Directors”	Brendan Paddick, John Risley and Thad York
“OCF”	operating cash flows, as customarily defined by Liberty Global
“Offer”
if (in the circumstances described in this announcement) the Transaction is implemented by way of an offer (having the meaning given in Chapter 3 of Part 28 of the Companies Act), the recommended offer to be made by Liberty Global to acquire the entire issued and to be issued share capital of CWC including, where the context so requires, any subsequent revision, variation, extension or renewal of such offer and including any election available in connection with it

“Official List”	the official list maintained by the UKLA
“Opening Position Disclosure”	has the same meaning as in Rule 8 of the Code
“Orbis”	Orbis Investment Management Limited
“Overseas Shareholders”	Scheme Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom
“Panel”	the Panel on Takeovers and Mergers, or any successor thereto
“Plan of Reorganisation Letter”	as defined in paragraph 18 of this announcement
“Prospectus”
the prospectus document to be published by Liberty Global around the same time as the Scheme Document in respect of the New Liberty Global Ordinary Shares and the New LiLAC Ordinary Shares to be issued to CWC Shareholders in connection with the Transaction

“Proxy Statement”
the proxy statement to be filed with the SEC and expected to sent by Liberty Global to Liberty Global Shareholders around the same time as the Scheme Document is sent to CWC Shareholders which will include a notice convening the Liberty Global General Meeting

“Put Option”	as defined in paragraph 21 of this announcement
“Quantified Financial Benefits Statement”	as defined in Part A of Appendix V to this announcement
“Recommended Offer”	the proposed offer described in paragraph 2 of this announcement
“Refinancing Facilities Fee Letter”
the refinancing facilities fee letter, dated the date of this announcement, between LGE Coral Holdco Limited, the Mandated Lead Arrangers named therein, the Underwriters named therein and the Commitment Party named therein

“Registrar of Companies”	the Registrar of Companies in England and Wales
“Regulatory Information Service”	any information service authorised from time to time by the FCA for the purposes of disseminating regulatory announcements
“Relevant Annual Put Shares”	as defined in paragraph 21 of this announcement
“Relevant Authority”	has the meaning given to it in paragraph 1(l) of Part A of Appendix I to this announcement
“Relevant Share Trading Period”
a period of 10 consecutive Business Days during the Exchange Ratio Calculation Period in respect of which the volume weighted average price of a CWC Share on each such business day is equal to or greater than 87.00 pence

“Restricted Jurisdiction”
any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if the information concerning the Transaction is sent or made available to CWC Shareholders in that jurisdiction

“Restricted Period”	as defined in paragraph 21 of this announcement
“Sable”	as defined in paragraph 12 of this announcement
“Scheme”
the proposed scheme of arrangement under Part 26 of the Companies Act between CWC and the Scheme Shareholders to implement the Acquisition with or subject to any modification, addition or condition approved or imposed by the Court

“Scheme Court Hearing”	the hearing of the Court to sanction the Scheme under section 899 of the Companies Act
“Scheme Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act
“Scheme Document”
the document to be despatched to (among others) CWC Shareholders including, among other things, details of the Scheme required by section 897 of the Companies Act, the full terms and conditions of the Scheme, the notices of the CWC Meetings and the forms of proxy for the Court Meeting and the CWC General Meeting

“Scheme Record Time”	the time and date to be specified as such in the Scheme Document or such later time and/or date as Liberty Global and CWC may agree
“Scheme Shareholder”	holders of Scheme Shares

“Scheme Shares”
a) the CWC Shares in issue at the date of the Scheme Document;
b) any CWC Shares issued after the date of the Scheme Document and before the Voting Record Time; and
c) any CWC Shares issued at or after the Voting Record Time and before the Scheme Record Time in respect of which the original or any subsequent holders thereof are, or shall have agreed in writing to be, bound by the Scheme in each case excluding the Excluded Shares

“SEC”	the US Securities and Exchange Commission
“Second Dual Share Alternative”	means the alternative to the Recommended Offer described in paragraph 2 of this announcement
“Significant Interest”
in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of (i) the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking or (ii) the relevant partnership interest

“Special Dividend”	a special dividend of 3.00 pence per CWC Share
“Terms of Merger”
the draft terms of merger relating to the Merger to be approved by the directors of each of CWC, LGE and a newly incorporated UK company, including the particulars required by the Cross-Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code

“Transaction”
the two-step, integrated process consisting of the Scheme followed by the Merger, or (if Liberty Global elects to implement the Acquisition by way of the Offer) the two-step, integrated process consisting of the Offer followed by the Merger

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland
“UKLA”	the Financial Conduct Authority acting in its capacity as the competent authority for listing under Part VI of the FSMA
“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia
“US Exchange Act”	the US Securities Exchange Act of 1934, as amended from time to time
“US Securities Act”	the US Securities Act of 1933, as amended from time to time
“Voting Record Time”
the date and time specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00 p.m. on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6.00 p.m. on the day which is two days before the date of such adjourned meeting

“Wider CWC Group”	CWC and its associated undertakings and any other body corporate, partnership, joint venture or person in which CWC and all such undertakings (aggregating their interests) have a Significant Interest
“Wider Liberty Global Group”
Liberty Global and its associated undertakings and any other body corporate, partnership, joint venture or person in which Liberty Global and all such undertakings (aggregating their interests) have a Significant Interest (other than any member of the Wider CWC Group)

For the purposes of this announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given thereto by the Companies Act.
All references to “pounds”, “pounds Sterling”, “Sterling”, “£”, “pence”, “penny” and “p” are to the lawful currency of the United Kingdom.
All references to “US Dollar”, “USD”, “US$”, “$” and “cents” are to the lawful currency of the United States.

All the times referred to in this announcement are London times unless otherwise stated.

References to the singular include the plural and vice versa.